UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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GameStop Corp.

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625 Westport Parkway
Grapevine, Texas 76051

May 22, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of GameStop Corp. The meeting will be held at 1:00 p.m., Central Standard Time, on Tuesday, June 23, 2009 at the Hilton Southlake Town Square, 1400 Plaza Place, Southlake, Texas.

Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included are a Proxy Card and postage paid return envelope.

It is important that your shares are represented at the Annual Meeting whether or not you plan to attend. Accordingly, we request your cooperation by signing, dating and mailing the enclosed proxy card, or voting by telephone or electronically through the Internet as soon as possible to ensure your representation at the Annual Meeting.

Thank you for your continued interest in GameStop Corp.

Sincerely,

Daniel A. DeMatteo
Chief Executive Officer

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 23, 2009
INTRODUCTION
ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT ON THE FISCAL YEAR ENDED JANUARY 31, 2009
APPROVAL OF THE FOURTH AMENDED AND RESTATED GAMESTOP CORP. 2001 INCENTIVE PLAN
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
Appendix A

625 Westport Parkway
Grapevine, Texas 76051

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	1:00 p.m. Central Standard Time, on Tuesday, June 23, 2009

PLACE	Hilton Southlake Town Square 1400 Plaza Place Southlake, TX 76092

MEETING FORMAT	The meeting will include prepared remarks by our CEO, followed by a live, interactive question and answer session with senior executives.

ITEMS OF BUSINESS	(1) To elect three directors to serve until the 2012 annual meeting of stockholders and until their respective successors are duly elected and qualified.

(2) To approve the Fourth Amended and Restated GameStop Corp. 2001 Incentive Plan.

(3) To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm for the Company’s fiscal year ending January 30, 2010.

RECORD DATE	You may vote if you are a shareholder of record at the close of business on May 1, 2009.

ANNUAL REPORT	Our 2008 Annual Report, which is not part of the proxy soliciting material, is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. Please have your proxy card available and vote in one of the following three ways:

(1) VISIT THE WEBSITE shown on the proxy card to vote through the Internet, or

(2) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card to vote via telephone, or

(3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.

Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 23, 2009: the Proxy Statement and the accompanying Annual Report to Stockholders are available at http://investor.gamestop.com.

GameStop Corp.
625 Westport Parkway
Grapevine, Texas 76051

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 23, 2009

INTRODUCTION

This Proxy Statement and enclosed Proxy Card are being furnished commencing on or about May 22, 2009 in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of GameStop Corp., a Delaware corporation (together with its predecessor companies, “GameStop,” “we,” “our,” or the “Company”), of proxies for use at the Annual Meeting of Stockholders to be held on June 23, 2009 (the “Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy given pursuant to such solicitation and received in time for the Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees listed below under the caption “Election of Directors — Information Concerning the Directors and Nominees — Nominees for Election as Director,” FOR the approval of the Fourth Amended and Restated GameStop Corp. 2001 Incentive Plan (the “Amended Incentive Plan”), FOR the ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm for the Company’s fiscal year ending January 30, 2010, and in the discretion of the proxies named on the Proxy Card with respect to any other matters properly brought before the Meeting and any adjournments or postponements thereof. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof by submitting a subsequent proxy or by attending the Meeting and voting in person.

Only holders of record of the Company’s Class A Common Stock as of the close of business on May 1, 2009 are entitled to notice of and to vote at the Meeting. As of the record date, 164,622,187 shares of Class A Common Stock, par value $.001 per share (“Common Stock”), were outstanding. Each share of Common Stock entitles the record holder thereof to one vote on each of the proposals and on all other matters properly brought before the Meeting. The presence of a majority by vote of the outstanding shares of the Common Stock represented in person or by proxy at the Meeting will constitute a quorum.

On February 9, 2007, the Board of Directors authorized a two-for-one stock split, affected by a one-for-one stock dividend to stockholders of record on the close of business on February 20, 2007, paid on March 16, 2007 (the “Stock Split”). Unless otherwise indicated, all numbers in this Proxy Statement have been restated to reflect the Stock Split.

The three nominees for director receiving the highest vote totals will be elected as directors of the Company to serve until the 2012 annual meeting of stockholders and until their respective successors are duly elected and qualified. The proposal to approve the Amended Incentive Plan will require, under the rules of the New York Stock Exchange, the affirmative vote of a majority of the votes cast on the matter in person or by proxy at the Meeting, provided that the total votes cast on the matter represent more than 50% in interest of all shares entitled to vote thereon. The proposal to ratify the appointment of the Company’s independent registered public accountants, and all other matters that may be voted on at the Meeting, will require the affirmative vote of a majority of the votes cast on the proposal in person or by proxy at the Meeting.

With respect to the proposal to elect the three nominees for director and the proposal to ratify the appointment of the Company’s independent registered public accountants, abstentions and “broker non-votes” will not be included in vote totals and will have no effect on the outcome of these proposals. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that matter and has not received instructions from the beneficial owner.

With respect to the proposal to approve the Amended Incentive Plan, abstentions will be treated as votes cast and will have the same effect as a vote against the matter. “Broker non-votes” will not be considered as votes cast with respect to this proposal and so will have no effect on the vote, unless they result in a failure to obtain total votes cast of more than 50% of the shares entitled to vote. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner.

Abstentions and “broker non-votes” are included in determining whether a quorum is present.

A Proxy Card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage paid if mailed in the United States.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

ELECTION OF DIRECTORS

PROPOSAL 1

Information Concerning the Directors and Nominees

The Company was formed in 2005 for the purpose of consummating the business combination (the “EB merger” or “merger”) of GameStop Holdings Corp., formerly known as GameStop Corp., and Electronics Boutique Holdings Corp. (“EB”), which was completed on October 8, 2005. Our Board of Directors consists of eleven directors. Our certificate of incorporation divides our Board of Directors into three classes: Class 1, whose terms will expire at the Meeting, Class 2, whose terms will expire at the annual meeting of stockholders to be held in 2010, and Class 3, whose terms will expire at the annual meeting of stockholders to be held in 2011. Daniel A. DeMatteo, Michael N. Rosen and Edward A. Volkwein are in Class 1; R. Richard Fontaine, Jerome L. Davis, Steven R. Koonin and Stephanie M. Shern are in Class 2; and Leonard Riggio, Stanley (Mickey) Steinberg, Gerald R. Szczepanski and Lawrence S. Zilavy are in Class 3. At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

In addition, our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.

Background information with respect to our Board of Directors and nominees for election as directors, all of whom are incumbent directors, appears below. See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” for information regarding such persons’ holdings of equity securities of the Company.

The following table sets forth the names and ages of our directors, the year they first became a director and the positions they hold with the Company:

		Director
Name	Age	Since*	Position with the Company

Daniel A. DeMatteo	61	2002	Chief Executive Officer and Director
R. Richard Fontaine(1)	67	2001	Executive Chairman of the Board and Director
Jerome L. Davis(2)	54	2005	Director
Steven R. Koonin	51	2007	Director
Leonard Riggio(3)	68	2001	Director
Michael N. Rosen(1)	68	2001	Director
Stephanie M. Shern(4)	61	2002	Director
Stanley (Mickey) Steinberg	76	2005	Director
Gerald R. Szczepanski(5)	61	2002	Director
Edward A. Volkwein(2)	68	2002	Director
Lawrence S. Zilavy(6)	58	2005	Director

*	Includes predecessor companies

(1)	Member of Executive Committee.

(2)	Member of Compensation Committee and Nominating and Corporate Governance Committee.

(3)	Chair of Executive Committee.

(4)	Chair of Audit Committee.

(5)	Chair of Compensation Committee and member of Audit Committee and Nominating and Corporate Governance Committee.

(6)	Member of Audit Committee.

Nominees for Election as Director

The following individuals are nominees for director at the Meeting:

Daniel A. DeMatteo is a director and has been our Chief Executive Officer since August 2008. He served as Vice Chairman and Chief Operating Officer from March 2005 to August 2008. Prior to March 2005, Mr. DeMatteo served as President and Chief Operating Officer of the Company or our predecessor companies since November 1996. He has served on our Board since 2002 and has been an executive officer in the video game industry since 1988.

Michael N. Rosen is a director and has served as a director for the Company or our predecessor companies since October 1999. Mr. Rosen is also a member of the Executive Committee and served as the Secretary of the Company or our predecessor companies from October 1999 until May 2007. Mr. Rosen has been a partner at Bryan Cave LLP, counsel to the Company, since their July 2002 combination with Robinson Silverman LLP. Prior to that, Mr. Rosen was Chairman of Robinson Silverman LLP.

Edward A. Volkwein is a director and a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Volkwein is President and Chief Marketing Officer of Hydro-Photon, Inc., a water purification technology company. Prior to joining Hydro-Photon, Mr. Volkwein had a broad marketing career beginning in brand management for General Foods and Chesebrough-Ponds, Inc. He served as Senior Vice President, Global Advertising and Promotion for Philips Consumer Electronics and as Senior Vice President Marketing for Sega of America, where he was instrumental in developing Sega into a major video game brand. Mr. Volkwein has also held senior executive positions with Funk & Wagnalls and Prince Manufacturing.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE. PROXIES SOLICITED BY THIS

PROXY STATEMENT WILL BE VOTED FOR EACH NOMINEE NAMED ABOVE UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION IS SPECIFICALLY INDICATED.

Other Directors whose Terms of Office Continue after the Meeting

R. Richard Fontaine is our Executive Chairman of the Board. He served as our Chairman of the Board and Chief Executive Officer from GameStop’s predecessor company’s initial public offering in February 2002 until August 2008. Mr. Fontaine is also a member of the Executive Committee. Mr. Fontaine served as the Chief Executive Officer of our predecessor companies from November 1996 to February 2002. He has been an executive officer or director in the video game industry since 1988.

Jerome L. Davis is a director and a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Davis has served as a director since October 2005. Mr. Davis is Chief Executive Officer of Jerome L. Davis & Associates, LLC, a consulting firm focusing on executive coaching and leadership development since 2006. He serves as an independent contractor of TBM Consulting Group, Inc., a firm specializing in using Lean Sigma® methods and techniques to rapidly improve client responsiveness and enterprise value. Mr. Davis was Global Vice President, Service Excellence for Electronic Data Systems, a business and technology services company, from July 2003 until October 2005. From May 2001 to July 2003, he served in various capacities at Electronic Data Systems, including Chief Client Executive Officer and President, Americas for Business Process Management. Prior to joining Electronic Data Systems, Mr. Davis served as President and Executive Officer of the Commercial Solutions Division of Maytag Corporation, a home and commercial appliance company, from October 1999 until May 2001. Mr. Davis served as Senior Vice President of Sales and Corporate Officer for Maytag Appliances Division from March 1998 to September 1999. From March 1992 to February 1998, Mr. Davis was Vice President of National Accounts and Area Vice President for Frito Lay. Mr. Davis also held senior executive positions in Sales and Marketing with Procter & Gamble from 1977 to 1992. Mr. Davis is currently a director and Chair of the Finance and Enterprise Risks Committee and a member of the Nominating and Corporate Governance Committee of Apogee Enterprises, Inc., where he has been a director since 2004.

Steven R. Koonin is a director and has served as a director since June 2007. Mr. Koonin is President of Turner Entertainment Networks (“Turner”), which includes TNT, TBS, truTV and Turner Classic Movies. Mr. Koonin joined Turner Broadcasting System in 2000 as Executive Vice President and General Manager of TNT. He added oversight of TBS in 2003 and was promoted to his current position in 2006. Mr. Koonin was responsible for the rebranding of TNT and TBS and for the development of some of the most successful programming in cable television history. He also led the rebrand of Court TV as truTV. Prior to joining Turner, Mr. Koonin spent 14 years with The Coca-Cola Company, including as Vice President of Consumer Marketing. Mr. Koonin is also a director of the Metro Atlanta Chamber of Commerce, the Georgia Aquarium and the Fox Theatre.

Leonard Riggio is a director and Chair of the Executive Committee. Mr. Riggio was the Chairman of the Board of GameStop or its predecessor companies from November 1996 until GameStop’s initial public offering in February 2002. He has served as an executive officer or director in the video game industry since 1987. Mr. Riggio has been Chairman of the Board and a principal stockholder of Barnes & Noble, Inc. (“Barnes & Noble”) since its inception in 1986 and served as Chief Executive Officer from its inception in 1986 until February 2002. Since 1965, Mr. Riggio has been Chairman of the Board, Chief Executive Officer and the principal stockholder of Barnes & Noble College Booksellers, Inc. (“B&N College”), one of the largest operators of college bookstores in the country. Since 1985, Mr. Riggio has been Chairman of the Board and a principal beneficial owner of MBS Textbook Exchange, Inc., one of the nation’s largest wholesalers of college textbooks.

Stephanie M. Shern is a director and Chair of the Audit Committee. Mrs. Shern formed Shern Associates LLC in February 2002 to provide business advisory and board services, primarily to publicly-held companies. From 1995 until April 2001, Mrs. Shern was the Vice Chair and Global Director of Retail and Consumer Products for Ernst & Young LLP and a member of Ernst & Young’s Management Committee. Mrs. Shern is currently a director, Chair of the Audit Committee and member of the Finance Committee of The Scotts/Miracle Gro Company, a director, Chair of the Audit Committee and member of the Compensation Committee of Embarq Corporation, and a director and member of the Audit and Remuneration Committees of Royal Ahold.

Stanley (Mickey) Steinberg is a director and has served as a director since the EB merger in October 2005. Mr. Steinberg served as a director of EB from September 1998 until the completion of the EB merger. Mr. Steinberg currently serves as a consultant to multiple companies in the real estate investment, development, design and construction business, as well as in the trade show business. From August 1994 to June 1998, Mr. Steinberg served as Chairman of Sony Retail Entertainment. From 1989 to 1994, Mr. Steinberg served as Executive Vice President and Chief Operating Officer of Walt Disney Imagineering, responsible for the development, design and construction of all Disney theme parks. Mr. Steinberg serves on the board of directors of three privately held companies — AMC, Inc., the owner and manager of AmericasMart, an Atlanta trade show center; ECI Group, an Atlanta apartment development, construction and management company and NRI Construction, an Atlanta construction company that specializes in apartment repairs and rehabilitation.

Gerald R. Szczepanski is a director, Chair of the Compensation Committee and a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Szczepanski is currently retired. Mr. Szczepanski was the co-founder, and, from 1994 to 2005, the Chairman and Chief Executive Officer of Gadzooks, Inc., a publicly traded specialty retailer of casual clothing and accessories for teenagers. On February 3, 2004, Gadzooks, Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (Case No. 04-31486-11). Mr. Szczepanski is also a director of Rush Enterprises, Inc.

Lawrence S. Zilavy is a director and a member of the Audit Committee. Mr. Zilavy has served as a director since October 2005. Mr. Zilavy has been Senior Vice President of B&N College since 2005. Mr. Zilavy was Executive Vice President, Corporate Finance and Strategic Planning for Barnes & Noble from May 2003 until November 2004 and was Chief Financial Officer of Barnes & Noble from June 2002 through April 2003. Mr. Zilavy is also a director of Barnes & Noble, The Hain Celestial Group, Inc., and the non-profit Community Resource Exchange.

Meetings and Committees of the Board

The Board of Directors met nine times during the fiscal year ended January 31, 2009 (“fiscal 2008”). All directors who were directors for the full fiscal year attended at least 75% of all of the meetings of the Board of Directors and the committees thereof on which they served during fiscal 2008, with the exception of Mr. Fontaine and Mr. Riggio.

The Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating and Corporate Governance Committee.

Audit Committee.  The Audit Committee’s principal functions include reviewing the adequacy of the Company’s internal system of accounting controls, the appointment, compensation, retention and oversight of the independent registered public accountants, conferring with the independent public accounting firm concerning the scope of their examination of the books and records of the Company, reviewing and approving related party transactions and considering other appropriate matters regarding the financial affairs of the Company. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of confidential and anonymous complaints regarding the Company’s accounting, internal accounting controls and auditing matters. The Board of Directors has adopted a written charter setting out the functions of the Audit Committee, a copy of which is available on the Company’s website at http://investor.gamestop.com and is available in print to any stockholder who requests it in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. As required by the charter, the Audit Committee will continue to review and reassess the adequacy of the charter annually and recommend any changes to the Board of Directors for approval. The current members of the Audit Committee are Stephanie M. Shern (Chair), Gerald R. Szczepanski and Lawrence S. Zilavy, all of whom are “independent” directors under the listing standards of the New York Stock Exchange (“NYSE”). In addition to meeting the independence standards of the NYSE, each member of the Audit Committee is financially literate and meets the independence standards established by the Securities and Exchange Commission (the “SEC”). The Board of Directors has also determined that Mrs. Shern has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience. The Board of Directors further determined that Mrs. Shern’s simultaneous service on the audit committees of three other listed companies does not impair the ability of Mrs. Shern to effectively serve on the Company’s Audit Committee. The Audit Committee met seven times during fiscal 2008.

Compensation Committee.  The principal function of the Compensation Committee is, among other things, to make recommendations to the Board of Directors with respect to matters regarding the approval of employment agreements, management and consultant hiring and executive compensation. The Compensation Committee is also responsible for administering our Amended and Restated 2001 Incentive Plan, as amended (the “Incentive Plan”), and our Supplemental Compensation Plan. The current members of the Compensation Committee are Gerald R. Szczepanski (Chair), Jerome L. Davis and Edward A. Volkwein, all of whom meet the independence standards of the NYSE. The Board of Directors has adopted a written charter setting out the functions of the Compensation Committee, a copy of which is available on the Company’s website at http://investor.gamestop.com and is available in print to any stockholder who requests it in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. The Compensation Committee met ten times during fiscal 2008.

Executive Committee.  The principal function of the Executive Committee is, among other things, to review issues, including strategic planning and other matters, which are appropriate for deliberation and decision by the Board of Directors, and make recommendations with respect thereto. The current members of the Executive Committee are Leonard Riggio (Chair), R. Richard Fontaine and Michael N. Rosen.

Nominating and Corporate Governance Committee.  The principal function of the Nominating and Corporate Governance Committee is, among other things, to review and recommend to the Board candidates for service on the Board and its committees, including the renewal of existing directors, and to recommend to the Board the corporate governance guidelines applicable to the Company. The current members of the Nominating and Corporate Governance Committee are Gerald R. Szczepanski, Jerome L. Davis and Edward A. Volkwein, all of whom meet the independence standards of the NYSE. Our Board of Directors has adopted a written charter setting out the functions of the Nominating and Corporate Governance Committee, a copy of which can be found on our website at http://investor.gamestop.com and is available in print to any stockholder who requests it in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. The Nominating and Corporate Governance Committee met once during fiscal 2008.

Minimum Qualifications

The Nominating and Corporate Governance Committee does not set specific minimum qualifications for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE and the SEC, as applicable. Nominees for director will be selected on the basis of outstanding achievement in their personal careers; board experience; wisdom; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board of Directors’ duties. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Nominating and Corporate Governance Committee believes that each director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any of its significant subsidiaries or business segments, and (iii) the relative standing of the Company and its business segments in relation to their competitors.

Nominating Process

Consideration of new Board of Director nominee candidates, if any, typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The Nominating and Corporate Governance Committee is willing to consider candidates submitted by a variety of sources (including incumbent directors, stockholders (in accordance with the process described below), Company management and third-party search firms) when reviewing candidates to fill vacancies and/or expand the Board of Directors. When nominating a sitting director for re-election at an annual meeting, the Nominating and Corporate Governance Committee will consider the director’s performance on the Board of Directors and the director’s qualifications in respect of the foregoing.

Consideration of Stockholder-Nominated Directors

Stockholders have the right to submit nominations for persons to be elected to the Board of Directors as described below. If such a nomination occurs and if a vacancy arises or if the Board of Directors decides to expand its membership, and at such other times as the Board of Directors deems necessary or appropriate, the Nominating and Corporate Governance Committee will consider potential nominees submitted by stockholders. The Company’s Bylaws provide that, in order for a stockholder to nominate a person for election to the Board of Directors at an annual meeting of stockholders, such stockholder must give written notice to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051, not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder must be given not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such notice must contain the proposing stockholder’s record name and address, and the number of shares of the Company which are beneficially owned by such stockholder. Such notice must also contain all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being a nominee and to serving as a director if elected.

Corporate Governance

Codes of Ethics

The Company has adopted a Code of Ethics for Senior Financial and Executive Officers that is applicable to the Company’s Executive Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer and any Executive Vice President of the Company. The Company also has adopted a Code of Standards, Ethics and Conduct applicable to all of the Company’s management-level employees. The Code of Ethics for Senior Financial and Executive Officers and the Code of Standards, Ethics and Conduct are available on the Company’s website at http://investor.gamestop.com and are available in print to any stockholder who requests them in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. In accordance with SEC rules, the Company intends to disclose any amendment (other than any technical, administrative or other non-substantive amendment) to either of the above Codes, or any waiver of any provision thereof with respect to certain specified officers listed above, on the Company’s website at http://investor.gamestop.com within four business days following such amendment or waiver.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are available on the Company’s website at http://investor.gamestop.com and are available in print to any stockholder who requests them in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Texas 76051.

Communications Between Stockholders and Interested Parties and the Board of Directors

Stockholders and other interested persons seeking to communicate with the Board of Directors should submit any communications in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Company’s Secretary will forward such communication to the full Board of Directors or to any individual director or directors (including the presiding director of the executive sessions of the non-management directors or the non-management directors as a group) to whom the communication is directed.

Attendance at Annual Meetings

All members of the Board of Directors are expected to attend in person the Company’s annual meeting of stockholders and be available to address questions or concerns raised by stockholders. Nine of the Company’s directors attended the 2008 GameStop annual meeting of stockholders.

Director Independence

The current members of the Board of Directors who are “independent” directors under the listing standards of the NYSE are Jerome L. Davis, Steven R. Koonin, Leonard Riggio, Stephanie M. Shern, Stanley Steinberg, Gerald R. Szczepanski, Edward A. Volkwein and Lawrence S. Zilavy. In addition to meeting the independence standards of the NYSE, each of these directors meets the independence standards established by the SEC. The non-management directors of the Company hold regularly scheduled executive sessions without management present at least once annually. The presiding director for each non-management executive session is Mrs. Shern.

Executive Officers

The following table sets forth the names and ages of our executive officers and the positions they hold:

Name	Age	Position

Daniel A. DeMatteo	61	Chief Executive Officer
R. Richard Fontaine	67	Executive Chairman of the Board
J. Paul Raines	45	Chief Operating Officer
David W. Carlson	46	Executive Vice President and Chief Financial Officer
Tony D. Bartel	45	Executive Vice President of Merchandising and Marketing
Robert A. Lloyd	47	Senior Vice President and Chief Accounting Officer

Information with respect to executive officers of the Company who are also directors is set forth in “Information Concerning the Directors and Nominees” above.

J. Paul Raines joined GameStop as Chief Operating Officer on September 7, 2008. Prior to joining GameStop, Mr. Raines spent eight years with The Home Depot (“Home Depot”) in various management positions in retail operations, including the Executive Vice President of U.S. Stores and President of the Southern Division. Prior to Home Depot, he spent four years in global sourcing for L.L. Bean and ten years with Kurt Salmon Associates in their consumer products group.

David W. Carlson has been Executive Vice President and Chief Financial Officer of GameStop or our predecessor companies since November 1996. From 1989 to November 1996, Mr. Carlson held various positions with Barnes & Noble, including Director of Finance, Director of Accounting and Manager of Financial Reporting. Prior to 1989, Mr. Carlson held various positions with the public accounting firm of KPMG Peat Marwick.

Tony D. Bartel has been the Executive Vice President of Merchandising and Marketing since March 2007. Prior to that, Mr. Bartel was the Senior Vice President of International Finance, a role he held since joining GameStop in 2005. Mr. Bartel joined GameStop from NCH Corporation where he was the Chief Administrative Officer from May 2003 to May 2005. From 1989 to May 2003, Mr. Bartel held various positions with PepsiCo and Yum Brands, Inc., including Operational Finance, Strategic Planning, Controller and eventually Chief Financial Officer of Pizza Hut. Prior to 1989, Mr. Bartel held various positions with the public accounting firm of KPMG Peat Marwick.

Robert A. Lloyd has been our Senior Vice President and Chief Accounting Officer since October 2005. Prior to that, Mr. Lloyd was the Vice President — Finance of GameStop or its predecessor companies from October 2000 and was the Controller of GameStop’s predecessor companies from December 1996 to October 2000. From May 1988 to December 1996, Mr. Lloyd held various financial management positions as Controller or Chief Financial Officer, primarily in the telecommunications industry. Prior to May 1988, Mr. Lloyd held various positions with the public accounting firm of Ernst & Young. Mr. Lloyd is a Certified Public Accountant.

Our executive officers are elected by our Board of Directors on an annual basis and serve until the next annual meeting of our Board of Directors or until their successors have been duly elected and qualified.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth the number of shares of our Common Stock and exercisable options to purchase such stock beneficially owned on May 1, 2009 by each director and each of the executive officers named in the Summary Compensation Table, each holder of 5% or more of our Common Stock and all of our directors and executive officers as a group. Except as otherwise noted, the individual director or executive officer or his or her family members had sole voting and investment power with respect to the identified securities. The total number of shares of our Common Stock outstanding as of May 1, 2009 was 164,622,187.

	Shares Beneficially Owned
Name	Number(1)%

Daniel A. DeMatteo	756,358	(2)	*
R. Richard Fontaine	1,158,088	(3)	*
J. Paul Raines	120,000	(4)	*
David W. Carlson	419,828	(5)	*
Tony D. Bartel	237,741	(6)	*
Jerome L. Davis	46,610	(7)	*
Steven R. Koonin	20,520	(8)	*
Leonard Riggio	11,522,975	(9)	6.9
Michael N. Rosen	165,320	(10)	*
Stephanie M. Shern	97,404	(11)	*
Stanley (Mickey) Steinberg	38,920	(7)	*
Gerald R. Szczepanski	197,720	(10)	*
Edward A. Volkwein	110,520	(12)	*
Lawrence S. Zilavy	25,320	(7)	*
All directors and executive officers as a group (15 persons)	14,984,663	(13)	8.8

*	Less than 1.0%

(1)	Shares of Common Stock that an individual or group has a right to acquire within 60 days after May 1, 2009 pursuant to the exercise of options, warrants or other rights are deemed to be outstanding for the purpose of computing the beneficial ownership of shares and percentage of such individual or group, but are not deemed to be outstanding for the purpose of computing the beneficial ownership of shares and percentage of any other person or group shown in the table.

(2)	Of these shares, 400,000 are issuable upon exercise of stock options and 185,000 are restricted shares.

(3)	Of these shares, 852,000 are issuable upon exercise of stock options and 185,000 are restricted shares.

(4)	All of these shares are restricted shares.

(5)	Of these shares, 250,000 are issuable upon exercise of stock options and 70,000 are restricted shares.

(6)	Of these shares, 165,000 are issuable upon exercise of stock options and 55,000 are restricted shares.

(7)	Of these shares, 17,320 are restricted shares.

(8)	Of these shares, 15,720 are restricted shares.

(9)	Of these shares, 3,548,000 are issuable upon exercise of stock options and 17,320 are restricted shares. Mr. Riggio is the direct beneficial owner of 4,987,857 shares. Mr. Riggio is the indirect beneficial owner of 2,253,826 shares owned by B&N College, a New York corporation of which Mr. Riggio and his wife beneficially own all of the currently outstanding voting securities. As co-trustee of The Riggio Foundation, a charitable trust, Mr. Riggio is the indirect beneficial owner of 715,972 shares owned by The Riggio Foundation. Excluded from his shares are 605,424 shares held in a rabbi trust established by Barnes & Noble for the benefit of Mr. Riggio pursuant to a deferred compensation arrangement, but over which Mr. Riggio has no voting power.

(10)	Of these shares, 120,000 are issuable upon exercise of stock options and 17,320 are restricted shares.

(11)	Of these shares, 78,000 are issuable upon exercise of stock options and 17,320 are restricted shares.

(12)	Of these shares, 76,000 are issuable upon exercise of stock options and 17,320 are restricted shares. Of the remaining shares, 1,000 shares are owned by Mr. Volkwein’s spouse, and 500 shares each are owned by Mr. Volkwein’s two children.

(13)	Of these shares, 5,651,000 are issuable upon exercise of stock options and 786,080 are restricted shares.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Gerald R. Szczepanski (Chair), Jerome L. Davis and Edward A. Volkwein, none of whom has ever been an employee of the Company. No member of the committee had a relationship requiring disclosure in this Proxy Statement under Items 404 or 407 of SEC Regulation S-K.

Executive Compensation

The following table (the “Summary Compensation Table”) sets forth the compensation earned during the fiscal year indicated by our chief executive officer, chief financial officer, our three other most highly compensated executive officers and Steven R. Morgan, our former President.

Summary Compensation Table
								Change in
								Pension
								Value and
								Nonqualified
							Non-Equity	Deferred
					Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal	Year		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Position	(1)		($)(2)	($)	($)(3)	($)(4)	($)(5)	($)	($)		($)

Daniel A. DeMatteo	2008		$1,035,385	—	$3,327,032	$44,420	$2,400,000	—	$62,731	(6)	$6,869,568
CEO	2007		800,000	—	1,879,743	453,181	1,760,000	—	68,906	(6)	4,961,830
	2006		810,385	—	800,123	814,427	1,600,000	—	72,953	(6)	4,097,888
R. Richard Fontaine	2008		1,184,615	—	3,327,032	44,420	2,400,000	—	52,429	(7)	7,008,496
Executive Chairman	2007		1,000,000	—	1,879,743	453,181	2,200,000	—	83,584	(7)	5,616,508
	2006		1,011,539	—	800,123	814,427	2,000,000	—	63,694	(7)	4,689,783
J. Paul Raines	2008		328,846	$138,889 (8)	345,921	—	900,000	—	28	(8)	1,713,684
COO
David W. Carlson	2008		436,923	—	1,441,211	22,210	330,000	—	15,108	(9)	2,245,452
Executive VP and CFO	2007		398,077	—	939,872	227,474	330,000	—	10,087	(9)	1,905,510
	2006		358,846	—	400,062	422,498	245,000	—	10,701	(9)	1,437,107
Tony D. Bartel	2008		396,154	—	633,309	555,720	300,000	—	10,402	(10)	1,895,585
Executive VP of	2007	(10)	348,077	—	210,469	555,720	288,750	—	1,508	(10)	1,404,524
Merchandising &	2006	(10)	310,385	—	—	537,400	120,000	—	1,007	(10)	968,792
Marketing
Steven R. Morgan	2008	(11)	160,096	—	2,722,678	695,807	—	—	965,194	(11)	4,543,775
Former President	2007		498,077	—	526,172	673,600	412,500	—	57,288	(11)	2,167,637
	2006		467,308	—	—	651,393	225,000	—	145,387	(11)	1,489,088

(1)	Reflects fiscal 2008, the fiscal year ended February 2, 2008 (“fiscal 2007”) and the fiscal year ended February 3, 2007 (“fiscal 2006”).

(2)	Reflects salary paid for fiscal 2008 and fiscal 2007, which consisted of 52 weeks and fiscal 2006, which consisted of 53 weeks.

(3)	Reflects the stock-based compensation expense recognized for financial reporting purposes for the designated fiscal years for the restricted stock awards granted in those years, as well as in prior years. Grants of restricted shares vest ratably over a three-year period after the grant date. Assumptions used in calculating these amounts are included in Note 13 to the Company’s financial statements included in its Annual Report on Form 10-K for fiscal 2008 (the “2008 Form 10-K”).

(4)	Reflects the stock-based compensation expense recognized for financial reporting purposes for the designated fiscal years for grants of options to purchase shares of the Company’s Common Stock. Option grants vest ratably over a three-year period after the grant date. Amounts include expense related to awards granted prior to the designated fiscal year. Assumptions used in calculating these amounts are included in Notes 1 and 13 to the Company’s financial statements included in the 2008 Form 10-K.

(5)	For fiscal 2008, reflects incentive-based bonuses earned in fiscal 2008 but paid in March 2009. For fiscal 2007, reflects incentive-based bonuses earned in fiscal 2007 but paid in March 2008. For fiscal 2006, reflects incentive-based bonuses earned in fiscal 2006 but paid in March 2007.

(6)	Includes contributions under our 401(k) plan and payments for life and disability insurance coverage, none of which exceeded $10,000 for fiscal 2008, fiscal 2007 or fiscal 2006. Also includes perquisites and personal benefits paid to Mr. DeMatteo, which totaled $55,202, $62,834 and $60,716 for fiscal 2008, fiscal 2007 and fiscal 2006, respectively, and consisted solely of the value of his personal use of the Company plane. The value of the personal use of the Company plane was calculated as the excess of the portion of the incremental costs to operate the aircraft for the year (as provided by the third party retained to pilot and maintain the Company plane) attributed to Mr. DeMatteo’s personal use over the amount reimbursed by Mr. DeMatteo using Standard Industry Fare Level rules.

(7)	Includes contributions under our 401(k) plan and payments for life and disability insurance coverage, none of which exceeded $10,000 for fiscal 2008, fiscal 2007 or fiscal 2006. Also includes perquisites and personal benefits paid to Mr. Fontaine, which totaled $43,744, $75,559 and $50,655 for fiscal 2008, fiscal 2007 and fiscal 2006, respectively, and consisted solely of the value of his personal use of the Company plane. The value of the personal use of the Company plane was calculated as the excess of the portion of the incremental costs to operate the aircraft for the year (as provided by the third party retained to pilot and maintain the Company plane) attributed to Mr. Fontaine’s personal use over the amount reimbursed by Mr. Fontaine using Standard Industry Fare Level rules.

(8)	Mr. Raines was hired by the Company as Chief Operating Officer in September 2008. Under the terms of his employment agreement, Mr. Raines was awarded a signing bonus of $1,000,000 which is earned ratably over the three-year term of his employment agreement. Any amount of this signing bonus which is unearned must be repaid should Mr. Raines leave the Company without good reason (as defined) or is terminated by the Company for cause (as defined) before the expiration of the term of the employment agreement. The amount reflected in the “Bonus” column above represents the amount of the bonus considered earned by Mr. Raines during fiscal 2008. Amounts in the “All Other Compensation” column consist of payments for life insurance coverage. No perquisites were paid to Mr. Raines.

(9)	Consists of contributions under our 401(k) plan and payments for life and disability insurance coverage and personal benefits and perquisites, none of which exceeded $10,000 for fiscal 2008, fiscal 2007 or fiscal 2006.

(10)	Consists of contributions under our 401(k) plan and payments for life and disability insurance coverage, none of which exceeded $10,000 for fiscal 2008, fiscal 2007 or fiscal 2006. No perquisites were paid to Mr. Bartel. For fiscal 2006 and fiscal 2007, includes compensation paid to Mr. Bartel for his service before being named an executive officer in March 2007.

(11)	On April 17, 2008, the Company entered into a letter agreement with Mr. Morgan describing the terms of his election to resign his employment as President of the Company with the approval of the Company, effective May 2, 2008. The amount reflected in the “Salary” column above represents Mr. Morgan’s salary for the period during which he served as President. Under the terms of the letter agreement, Mr. Morgan received $960,703 in a lump sum, consisting of Mr. Morgan’s annual salary through the remaining term of his employment agreement, average annual bonus for the past three years, unpaid vacation pay and value of six months of medical benefits, plus interest thereon at 5% per annum from May 2, 2008 through November 3, 2008. This amount is included in the “All Other Compensation” column above. Mr. Morgan was also entitled to Company-paid COBRA medical benefits for up to 18 months. As of May 2, 2008, all vesting restrictions regarding stock options and restricted stock that have been previously granted to Mr. Morgan by the Company lapsed and such stock options and restricted stock became fully vested. The stock-based compensation expense relating to the lapsing of the vesting restrictions is included in the amounts reflected in the “Stock Award” and “Option Award” columns above. Mr. Morgan will be subject to certain restrictive covenants, most through May 2, 2009 and some through May 2, 2010.

Amounts in the “All Other Compensation” column above include contributions under our 401(k) plan and payments for life and disability insurance coverage, none of which exceeded $10,000 for fiscal 2008, fiscal

2007 or fiscal 2006, and contributions to a non-qualified deferred compensation plan of $24,615 and $22,500 for fiscal 2007 and fiscal 2006, respectively. Also includes perquisites and personal benefits paid to Mr. Morgan, which totaled $209, $25,544 and $117,262 for fiscal 2008, fiscal 2007 and fiscal 2006, respectively, and consisted of the following:

•	Reimbursement of relocation costs totaling $66,545 (including tax reimbursement of $6,811) for fiscal 2006 in accordance with the terms of Mr. Morgan’s employment agreement, calculated using the amounts actually incurred;

•	Payments for a vehicle leased for Mr. Morgan’s use totaling $2,834 and $22,068 for fiscal 2007 and fiscal 2006, respectively, calculated based on the actual lease payments and repair costs incurred;

•	Value of Mr. Morgan’s personal use of the Company plane totaling $12,040 and $21,934 for fiscal 2007 and fiscal 2006, respectively, calculated as the excess of the portion of the incremental costs to operate the aircraft for the year (as provided by the third party retained to pilot and maintain the Company plane) attributed to Mr. Morgan’s personal use over the amount reimbursed by Mr. Morgan using Standard Industry Fare Level rules;

•	Commercial airfare totaling $209, $10,122 and $5,738 for fiscal 2008, fiscal 2007 and fiscal 2006, respectively, for Mr. Morgan and his spouse in accordance with the terms of Mr. Morgan’s employment agreement, calculated using the amount paid for the airfare; and

•	Ground transportation costs totaling $548 and $977 for fiscal 2007 and fiscal 2006, respectively, for Mr. Morgan’s spouse incurred in travel provided by the terms of Mr. Morgan’s employment agreement, calculated using the amount paid for the ground transportation.

Grants of Plan-Based Awards in Last Fiscal Year

The following table shows all grants of plan-based awards, which consisted of grants of restricted shares of our Common Stock, granted to the executive officers named in the Summary Compensation Table for fiscal 2008. The grant of share-based awards on February 7, 2008 was based on performance for fiscal 2007.

Grants of Plan-Based Awards
								All Other	All Other
								Stock	Option
								Awards:	Awards:		Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	Exercise or	Fair Value
		Under Non-Equity Incentive Plan Awards(1)			Under Equity Incentive Plan Awards			Shares of	Securities	Base Price of	of Stock and
		Thresh-			Thresh-			Stock or	Underlying	Option	Option
	Grant	old	Target	Maximum	old	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(2)	(#)	($/Sh)	($)

Daniel A. DeMatteo	2/7/2008	—	$1,920,000	$2,400,000	—	—	—	87,000	—	—	$4,345,650
R. Richard Fontaine	2/7/2008	—	2,400,000	3,000,000	—	—	—	87,000	—	—	4,345,650
J. Paul Raines	9/7/2008	—	900,000	1,125,000	—	—	—	60,000	—	—	2,594,400
David W. Carlson	2/7/2008	—	330,000	412,500	—	—	—	30,000	—	—	1,498,500
Tony D. Bartel	2/7/2008	—	300,000	375,000	—	—	—	25,500	—	—	1,273,725
Steven R. Morgan	2/7/2008	—	431,250	539,063	—	—	—	33,000	—	—	1,648,350

(1)	The Non-Equity Incentive Plan award was granted under the Supplemental Compensation Plan.

(2)	Other Stock Awards consist of restricted shares of the Company’s Common Stock, which were granted under the Incentive Plan.

Additional Material Factors

The Company entered into employment agreements with R. Richard Fontaine, Daniel A. DeMatteo, J. Paul Raines, David W. Carlson and Tony D. Bartel. The terms of the employment agreements for each of these executive officers extend beyond the fiscal year ending January 30, 2010 and provide for minimum annual salaries as follows:

•	R. Richard Fontaine	$650,000
•	Daniel A. DeMatteo	$535,000
•	J. Paul Raines	$900,000
•	David W. Carlson	$350,000
•	Tony D. Bartel	$400,000

Annual bonus compensation will be based on the formula and targets established under and in accordance with the Company’s Supplemental Compensation Plan. The Target specified in the “Non-Equity Incentive Plan” column of the Grants of Plan-Based Awards table above was achieved and is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Under the terms of their employment agreements, each executive shall be entitled to all benefits afforded to key management personnel or as determined by the Board of Directors, including, but not limited to, restricted stock and stock option benefits, insurance programs, pension plans, vacation, sick leave, expense accounts and retirement benefits.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information for the executive officers named in the Summary Compensation Table regarding outstanding equity awards held as of January 31, 2009 by those executive officers. The year-end values in the table for the market value of shares that have not vested have been calculated based on the $24.78 per share closing price of our Common Stock on January 30, 2009 (the last trading date of the fiscal year).

Outstanding Equity Awards at End of Fiscal 2008
	Option Awards					Stock Awards
									Equity
								Equity	Incentive
			Equity					Incentive	Plan Awards:
			Incentive					Plan Awards:	Market or
			Plan					Number of	Payout
			Awards:				Market	Unearned	Value of
	Number of	Number of	Number of			Number of	Value of	Shares,	Unearned
	Securities	Securities	Securities			Shares or	Shares or	Units or	Shares,
	Underlying	Underlying	Underlying			Units of	Units of	Other	Units or
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights	Other Rights
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	That Have	That Have
Name	Exercisable(1)	Unexercisable(1)	Options (#)	Price ($)	Date(1)	Vested (2)(#)	Vested (2)($)	Not Vested (#)	Not Vested ($)

Daniel A. DeMatteo	100,000	—	—	$9.29	3/1/2014	—	—	—	—
	300,000	—	—	10.13	3/10/2015	—	—	—	—
	—	—	—	—	—	207,000	$5,129,460	—	—
R. Richard Fontaine	270,000	—	—	9.00	2/12/2012	—	—	—	—
	282,000	—	—	9.29	3/1/2014	—	—	—	—
	300,000	—	—	10.13	3/10/2015	—	—	—	—
	—	—	—	—	—	207,000	5,129,460	—	—
J. Paul Raines	—	—	—	—	—	60,000	1,486,800	—	—
David W. Carlson	100,000	—	—	9.29	3/1/2014	—	—	—	—
	150,000	—	—	10.13	3/10/2015	—	—	—	—
	—	—	—	—	—	90,000	2,230,200	—	—
Tony D. Bartel	99,000	66,000	—	20.69	2/9/2016	—	—	—	—
	—	—	—	—	—	41,500	1,028,370	—	—

(1)	The options reflected herein were granted under the Incentive Plan, and vest and become exercisable ratably over a three-year period following grant. The options expire one day before the tenth anniversary of the grant date; therefore the grant date for each grant can be determined from the expiration dates shown above.

(2)	With the exception of Mr. Raines, the Stock Awards consist of restricted shares of the Company’s Common Stock, which were granted on February 10, 2006, February 9, 2007 and February 7, 2008 under the Incentive Plan, and vest ratably over a three-year period following grant. The Stock Award to Mr. Raines which consisted of restricted shares was granted under the Incentive Plan in September 2008 when he commenced employment with the Company and vest ratably over a three-year period following grant.

The options to purchase shares of our Common Stock granted in 2003 or later and the restricted stock awards reflected in the table above were subject to compensation expense under Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment. The compensation expense incurred in fiscal 2006, fiscal 2007 and fiscal 2008 for each executive officer associated with these options and restricted stock grants has been reflected in the Summary Compensation Table. In addition, those grants which occurred in fiscal 2006, fiscal 2007 and fiscal 2008 have been reflected in either the “All Other Stock Awards” or “All Other Option Awards” columns of the Grants of Plan-Based Awards table above.

Option Exercises and Stock Vested

The following table provides information for the executive officers named in the Summary Compensation Table regarding exercises of options to purchase shares of our Common Stock and shares acquired upon vesting of stock awards during fiscal 2008 by those executive officers. The values realized upon exercise or vesting in the table have been calculated using the stock price at the time of exercise or vesting.

Fiscal 2008 Option Exercises and Stock Vested
	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)

Daniel A. DeMatteo	300,000	$13,826,610	80,000	$4,018,400
R. Richard Fontaine	350,000	16,459,975	80,000	4,018,400
J. Paul Raines	—	—	—	—
David W. Carlson	300,000	13,857,900	40,000	2,009,200
Tony D. Bartel	—	—	8,000	401,840
Steven R. Morgan	160,000	3,172,000	93,000	4,945,870

Pension Plans

The Company does not provide pension plans for the benefit of its employees; therefore, we have omitted the Pension Benefits Table.

Nonqualified Deferred Compensation

The Company assumed the sponsorship of EB’s nonqualified deferred compensation plan (the “EB Plan”) upon the EB merger. Participation in the EB Plan was restricted upon the merger to those employees already participating in the EB Plan. Steven R. Morgan was the only executive officer that participated in the EB Plan, as he was employed by EB prior to the merger. The following table presents the activity for fiscal 2008 for the executive officers named in the Summary Compensation Table.

Nonqualified Deferred Compensation
	Executive	Registrant	Aggregate
	Contributions	Contributions in	Earnings in	Aggregate	Aggregate
	in Last Fiscal	Last Fiscal	Last Fiscal	Withdrawals	Balance at Last
	Year	Year	Year	/Distributions	Fiscal Year End
Name	($)	($)	($)	($)	($)

Daniel A. DeMatteo	—	—	—	—	—
R. Richard Fontaine	—	—	—	—	—
J. Paul Raines	—	—	—	—	—
David W. Carlson	—	—	—	—	—
Tony D. Bartel	—	—	—	—	—
Steven R. Morgan	—	—	$3,093	$135,994	—

The EB Plan provides for the deferral of salary and bonus only by participating employees without limitation. The Company matches 100% of the participating employee’s deferral up to 5% of the participating employee’s salary. Withdrawals only occur in lump-sum form upon separation of employment from the Company. The EB Plan is administered by a third party and each participant directs the investment of any amounts deferred among various mutual fund choices. Amounts contributed by the Company on behalf of participants are invested in Company-owned life insurance policies with investment returns tied to published 30-year bond rates. The investment of funds in widely available mutual funds does not result in above-market or preferential earnings.

Employment Agreements and Potential Payments upon Change in Control or Termination

GameStop entered into employment agreements with Daniel A. DeMatteo, R. Richard Fontaine, J. Paul Raines, David W. Carlson and Tony D. Bartel. See “Compensation Discussion and Analysis — Employment Agreements” below for a description of the terms of these employment agreements.

Pursuant to the employment agreements, each executive’s employment may be terminated upon death or disability, by GameStop with or without cause (as defined) or by the executive within twelve months of a good reason event. If an executive’s employment is terminated due to death or disability, by the Company with cause or by the executive without good reason, the executive is entitled to payment of base salary through the date of death, disability or termination of employment. A good reason event is defined as a material diminution in the executive’s compensation, authority, duties or responsibilities, or a relocation of at least 50 miles. Among other things, the employment agreement includes a severance arrangement if the executive is terminated by GameStop without cause, by the executive by the “CIC Termination Date” (as defined) following a change in control (as defined) or by the executive for good reason, which provides each executive with the greater of his base salary through the term of the agreement or one year, plus the average of the last three annual bonuses, plus the continuation of medical benefits for 18 months and the release of all stock option restrictions. Amounts owed to the executive officers upon termination or a change of control assuming a triggering event took place on January 31, 2009, the last business day of the Company’s last completed fiscal year, are presented below:

		Before	After
		Change in	Change in
		Control	Control
		Termination	Termination
		w/o Cause or	w/o Cause or
		for Good	for Good	Voluntary			Change in
Name	Benefit	Reason	Reason	Termination	Death	Disability	Control

Daniel A. DeMatteo	Salary	$1,430,137	$1,430,137	—	—	—	$1,430,137
	Bonus	1,920,000	1,920,000	—	—	—	1,920,000
	Medical Benefits	10,870	10,870	—	—	—	10,870
	Accelerated Stock Options(1)	—	—	—	—	—	—
	Accelerated Restricted Stock(1)(2)	5,129,460	5,129,460	—	$5,129,460	$5,129,460	5,129,460

	Total	$8,490,467	$8,490,467	—	$5,129,460	$5,129,460	$8,490,467

R. Richard Fontaine	Salary	$1,430,137	$1,430,137	—	—	—	$1,430,137
	Bonus	2,200,000	2,200,000	—	—	—	2,200,000
	Medical Benefits	10,870	10,870	—	—	—	10,870
	Accelerated Stock Options(1)	—	—	—	—	—	—
	Accelerated Restricted Stock(1)(2)	5,129,460	5,129,460	—	$5,129,460	$5,129,460	5,129,460

	Total	$8,770,467	$8,770,467	—	$5,129,460	$5,129,460	$8,770,467

J. Paul Raines	Salary	$2,340,000	$2,340,000	—	—	—	$2,340,000
	Bonus	900,000	900,000	—	—	—	900,000
	Medical Benefits	14,592	14,592	—	—	—	14,592
	Accelerated Stock Options(1)	—	—	—	—	—	—
	Accelerated Restricted Stock(1)(2)	1,486,800	1,486,800	—	$1,486,800	$1,486,800	1,486,800

	Total	$4,741,392	$4,741,392	—	$1,486,800	$1,486,800	$4,741,392

David W. Carlson	Salary	$514,740	$514,740	—	—	—	$514,740
	Bonus	301,667	301,667	—	—	—	301,667
	Medical Benefits	4,358	4,358	—	—	—	4,358
	Accelerated Stock Options(1)	—	—	—	—	—	—
	Accelerated Restricted Stock(1)(2)	2,230,200	2,230,200	—	$2,230,200	$2,230,200	2,230,200

	Total	$3,050,965	$3,050,965	—	$2,230,200	$2,230,200	$3,050,965

Tony D. Bartel	Salary	$1,091,507	$1,091,507	—	—	—	$1,091,507
	Bonus	236,250	236,250	—	—	—	236,250
	Medical Benefits	14,592	14,592	—	—	—	14,592
	Accelerated Stock Options(1)	270,270	270,270	—	—	—	270,270
	Accelerated Restricted Stock(1)(2)	1,028,370	1,028,370	—	$1,028,370	$1,028,370	1,028,370

	Total	$2,640,989	$2,640,989	—	$1,028,370	$1,028,370	$2,640,989

(1)	Option grants are immediately vested upon a change in control. The values in this table reflect estimated payments associated with various termination scenarios, assume a stock price of $24.78 (based on the closing price of the Company’s Common Stock as of January 31, 2009, the last business day of fiscal 2008) and include all outstanding, unvested grants through the assumed termination date of January 31, 2009. Actual value will vary based on changes in the Company’s Common Stock price.

(2)	Restricted stock grants are immediately vested upon a change in control or the death or disability of the recipient.

On April 17, 2008, the Company entered into a letter agreement with Mr. Morgan describing the terms of his election to resign his employment as President of the Company with the approval of the Company, effective May 2, 2008. Under the terms of the letter agreement, Mr. Morgan received $960,703 in a lump sum, consisting of

Mr. Morgan’s annual salary through the remaining term of his employment agreement, average annual bonus for the past three years, unpaid vacation pay and value of six months of medical benefits, plus interest thereon at 5% per annum from May 2, 2008 through November 3, 2008. Mr. Morgan was also entitled to Company-paid COBRA medical benefits for up to eighteen months and as of May 2, 2008, all vesting restrictions regarding stock options and restricted stock that had been previously granted to Mr. Morgan by the Company lapsed and such stock options and restricted stock became fully vested. Mr. Morgan will be subject to certain restrictive covenants, most through May 2, 2009 and some through May 2, 2010.

Director Compensation

The following table provides information regarding compensation earned by the non-employee directors during fiscal 2008:

Director Compensation
					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash(1)	Awards(2)	Awards(3)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Jerome L. Davis(4)	$57,000	$421,667	—	—	—	—	$478,667
Steven R. Koonin(5)	54,000	214,155	—	—	—	—	268,155
Leonard Riggio(6)	52,000	421,667	$69,117	—	—	—	542,784
Michael N. Rosen(7)	54,000	421,667	69,117	—	—	—	544,784
Stephanie M. Shern(8)	57,000	421,667	69,117	—	—	—	547,784
Stanley (Mickey) Steinberg(4)	54,000	421,667	—	—	—	—	475,667
Gerald R. Szczepanski(7)	60,000	421,667	69,117	—	—	—	550,784
Edward A. Volkwein(9)	57,000	421,667	69,117	—	—	—	547,784
Lawrence S. Zilavy(4)	55,000	421,667	—	—	—	—	476,667

(1)	Represents amounts earned and paid for service in fiscal 2008.

(2)	Reflects the stock-based compensation expense incurred in fiscal 2008 for restricted shares of the Company’s Common Stock. Amounts include expense related to awards granted in and prior to fiscal 2008. The fiscal 2008 grant of restricted shares vests in equal annual increments over a three-year period. Assumptions used in calculating these amounts are included in Note 13 to the Company’s financial statements included in the 2008 Form 10-K.

(3)	Reflects the stock-based compensation expense incurred in fiscal 2008 for grants of options to purchase shares of the Company’s Common Stock. Option grants vest ratably over a three-year period after the grant date. Amounts include expense related to awards granted prior to fiscal 2008. Assumptions used in calculating these amounts are included in Notes 1 and 13 to the Company’s financial statements included in the 2008 Form 10-K.

(4)	As of January 31, 2009, the named director held 26,400 shares of restricted stock that have not vested, of which 7,200 shares were awarded in fiscal 2008 with a grant date fair value of $359,640.

(5)	As of January 31, 2009, the named director held 12,000 shares of restricted stock that have not vested, of which 7,200 shares were awarded in fiscal 2008 with a grant date fair value of $359,640.

(6)	As of January 31, 2009, the named director held 26,400 shares of restricted stock that have not vested and options to purchase 3,548,000 shares of the Company’s Common Stock. Of the 26,400 shares of restricted stock, 7,200 shares were awarded in fiscal 2008 with a grant date fair value of $359,640.

(7)	As of January 31, 2009, the named director held 26,400 shares of restricted stock that have not vested and options to purchase 120,000 shares of the Company’s Common Stock. Of the 26,400 shares of restricted stock, 7,200 shares were awarded in fiscal 2008 with a grant date fair value of $359,640.

(8)	As of January 31, 2009, the named director held 26,400 shares of restricted stock that have not vested and options to purchase 78,000 shares of the Company’s Common Stock. Of the 26,400 shares of restricted stock, 7,200 shares were awarded in fiscal 2008 with a grant date fair value of $359,640.

(9)	As of January 31, 2009, the named director held 26,400 shares of restricted stock that have not vested and options to purchase 76,000 shares of the Company’s Common Stock. Of the 26,400 shares of restricted stock, 7,200 shares were awarded in fiscal 2008 with a grant date fair value of $359,640.

Directors who are not employees of the Company receive compensation of $50,000 per annum and $1,000 per in-person Board or committee meeting. In addition, we reimburse our directors for expenses in connection with attendance at Board and committee meetings. Other than with respect to reimbursement of expenses, directors who are our employees do not receive additional compensation for their services as directors.

COMPENSATION DISCUSSION AND ANALYSIS

General

The Company’s executive officer compensation program is administered by the Compensation Committee of the Board of Directors. The program is based upon the following guiding principles:

1. The pay and benefits provided by the Company to its executive officers should be competitive and allow the Company to attract and retain individuals whose skills are critical to the long-term success of the Company.

2. The compensation offered by the Company should reward and motivate individual and team performance in attaining business objectives and maximizing stockholder value.

3. Compensation awards should be based on the fundamental principle of aligning the long-term interests of GameStop’s employees with those of GameStop’s stockholders. Therefore, a meaningful portion of most management employees’ compensation will be in the form of equity compensation and may include situational bonuses, as appropriate, in recognition of meeting unique, time-sensitive performance challenges that may arise.

4. The overall value of the incentive and total compensation opportunities will be designed to be consistent with the level of the Company’s operational performance over time and in the level of returns provided to stockholders.

The Compensation Committee believes that the Company’s directors and senior executives should be compensated commensurate with their success in maintaining the growth and high level of performance necessary for GameStop to produce ongoing and sustained value for our stockholders. The Compensation Committee will develop and recommend compensation programs to support these critical objectives. The Board of Directors will continue to have sole approval rights over the Compensation Committee’s recommendations.

The compensation program is designed to reward the executive officers for the dedication of their time, efforts, skills and business experience to the business of the Company. The compensation program is designed to reward both annual and long-term performance. Annual performance is rewarded through salary and annual bonus and is measured by the Company’s operating earnings, net income and growth, among other factors. Long-term performance is rewarded through stock options or restricted stock awards and is measured in the performance of the Company’s stock price, which is tied to earnings, growth and other factors.

Role of Compensation Consultants

For assistance in developing effective recommendations, the Compensation Committee believes that an independent compensation consultant can and should provide independent recommendations and points of view, a role that is essential to the process of impartial compensation evaluation. Therefore, when appropriate, the Compensation Committee will utilize an independent compensation consultant who will report to and take direction from the Compensation Committee. The consultant’s research and viewpoints will provide one of several necessary data points that will be used to determine the Compensation Committee’s specific compensation recommendations to the Board of Directors.

In both fiscal 2006 and fiscal 2007, the Compensation Committee engaged Mercer Human Resource Consulting (“Mercer”) to review the compensation programs in place for the Company’s executive officers. Mercer was engaged to evaluate each key element of the compensation program and the total compensation program relative to the Company’s peers. The key elements (base salary, annual bonus and stock option and/or restricted stock awards) were analyzed against the peer group both independently and collectively in order to determine in which percentile of the peer group the Company’s executive officers fell. The purpose of this engagement was to determine whether the Company’s total compensation plan and allocation of compensation between base salary, annual bonus and long-term incentives (primarily stock-based) was reasonable considering the Company’s peers.

In fiscal 2008, the Compensation Committee engaged Towers Perrin to complete a similar review of the executive compensation program for the Company’s Executive Chairman, Chief Executive Officer, Executive Vice President and Chief Financial Officer, and Executive Vice President of Merchandising and Marketing. The Chief Operating Officer was not included in the evaluation due to his recent appointment to the Company, as discussed below.

Significant research and effort was devoted by Mercer to establishing the Company’s peer group for fiscal 2007. The peer group used to benchmark compensation was established by Mercer and the Compensation Committee from the universe of other specialty retailers, specialty restaurants and entertainment companies, constituting a combination of similar revenue size, number of stores, international scope, demographics, growth rate or market value. Companies in the fiscal 2007 peer group include Abercrombie & Fitch, Barnes & Noble, Bed Bath & Beyond, Borders Group, Dick’s Sporting Goods, MGM Mirage, Starbucks, Whole Foods and Yum! Brands. The same peer group was used in fiscal 2008 by Towers Perrin following a review of the peer group companies by the Compensation Commitee. The Company ranked in the 76th percentile of revenues of this peer group and in the 78th percentile of market value.

In performing its assessment of the Company’s executive compensation packages versus the peer group, Towers Perrin considered proxy data for fiscal 2007 for both the peer group and the Standard & Poor’s Top Specialty Retail companies and Towers Perrin’s executive compensation surveys. Positions within the Company for each of the executives were matched to the peer group based upon title and survey data. Elements of compensation which were analyzed included base salary, annual incentive bonus, targeted total annual cash compensation, long-term incentives and total compensation (cash and long-term incentives). Base salaries for the surveyed executive positions in fiscal 2007 averaged at the 46th percentile of the peer group. Annual bonuses for the surveyed executive positions in fiscal 2007 averaged at the 61st percentile for the peer group. Total annual cash compensation for the surveyed executive positions averaged at approximately the 56th percentile of the peer group. Average long-term incentive compensation compared at the 55th percentile of the peer group, and average total compensation matched the 55th percentile.

Compensation for each named executive officer, consisting of base salary and annual bonus, was targeted by the Compensation Committee to rank in the 75th percentile of the peer group, with total compensation, including the value of long-term awards, targeted to rank in the 75th percentile of peers. The results of the fiscal 2008 Towers Perrin study showed that there were instances of one or more elements of an individual’s compensation ranking outside the targeted percentile range. The Compensation Committee made adjustments to compensation, bonus and awards for the fiscal year ending January 30, 2010 (“fiscal 2009”) in order to balance the individual elements of compensation, where possible, and the total compensation in line with the targets. The changes made by the Compensation Committee to fiscal 2009 compensation for the surveyed positions, after considering the data received from Towers Perrin, were to increase the base salary of David W. Carlson, the Company’s Executive Vice President and Chief Financial Officer, by 14% to $500,000, to increase the base salary of Tony D. Bartel, the Company’s Executive Vice President of Merchandising and Marketing, by 25% to $500,000 and to increase the restricted stock award to Mr. Bartel from 25,500 shares to 30,000 shares.

Key Elements of Compensation

The Company has entered into employment agreements with its Chief Executive Officer, Executive Chairman, Chief Operating Officer, Chief Financial Officer and Executive Vice President of Merchandising and Marketing.

These employment contracts cover the key elements of the Company’s executive compensation package, which consist of base salary, annual bonus and stock options or restricted stock, and cover severance and termination benefits. These employment agreements and the Company’s policies with respect to each of the key elements of its executive compensation package are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee also considers and reviews the full compensation package afforded by the Company to its executive officers, including insurance and other benefits. The Compensation Committee makes its determinations after receiving and considering the recommendations of the Company’s Chief Executive Officer and after considering recommendations and research of the independent compensation consultant. The Compensation Committee makes recommendations to the Board of Directors, which ultimately approves the executive compensation package for each year.

Base Salaries

A named executive officer’s base salary is determined by evaluating the responsibilities of the position held, the individual’s experience and the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to executive officers with comparable qualifications, experience and responsibilities at other companies of comparable size, growth and operations.

The Compensation Committee met on February 7, 2008 to establish the base salaries for fiscal 2008 for Messrs. Fontaine, DeMatteo, Morgan, Carlson and Bartel. In setting the base salaries of these executive officers for fiscal 2008, the Compensation Committee considered the recommendations received from Mercer following its fiscal 2007 research, the results of the benchmarking against the peer group, the Company’s significant growth in fiscal 2007 and projections for fiscal 2008. The Compensation Committee also considered that there had been no increase in the salaries of Messrs. Fontaine and DeMatteo from fiscal 2006 to fiscal 2007. The Compensation Committee also considered the recommendations of Messrs. Fontaine and DeMatteo in setting the base salaries for Messrs. Morgan, Carlson and Bartel.

During fiscal 2008, the Company reorganized its executive management. Mr. Morgan, the Company’s former President, resigned effective May 2, 2008. The Company hired a new Chief Operating Officer, J. Paul Raines, effective September 7, 2008. In connection with the appointment of Mr. Raines as Chief Operating Officer, the Company appointed Mr. DeMatteo, the former Chief Operating Officer and Vice Chairman of the Board, to Chief Executive Officer. Mr. Fontaine, the former Chief Executive Officer, became the Company’s Executive Chairman of the Board. In line with the new executive responsibilities, the Compensation Committee set the annual base salaries of the remainder of fiscal 2008 for Messrs. DeMatteo, Fontaine and Raines to $1,200,000, $1,200,000 and $900,000, respectively. In determining the salary and compensation package for Mr. Raines, the Compensation Committee considered the compensation plans in place for the Company’s other executive officers and the compensation packages for similar positions in the Company’s peer group as developed by Mercer in fiscal 2007.

The Compensation Committee met on February 5, 2009 to establish the base salaries for fiscal 2009 for Messrs. DeMatteo, Fontaine, Raines, Carlson and Bartel. In setting the base salaries of these executive officers for fiscal 2009, the Compensation Committee considered the data received from Towers Perrin, the Company’s significant growth in fiscal 2008 and projections for fiscal 2009. The Compensation Committee also considered the recommendations of Mr. DeMatteo and Mr. Fontaine in setting the base salaries for Messrs. Raines, Carlson and Bartel.

The Board of Directors has set salaries for fiscal 2009 as follows:

Executive Officer	Base Salary

Daniel A. DeMatteo	$1,250,000
R. Richard Fontaine	$1,200,000
J. Paul Raines	$920,000
David W. Carlson	$500,000
Tony D. Bartel	$500,000

Annual Bonuses

In addition to a base salary, each named executive officer is eligible for a performance-based annual cash bonus. The Company has chosen to include performance-based annual bonuses as an element in the current compensation plan as they are an accepted and expected part of most compensation plans for executives and serve to motivate individual and team performance in attaining business objectives and maximizing stockholder value.

Bonuses for most of the executive officers of the Company are based upon the criteria used in, and are calculated in accordance with, the Supplemental Compensation Plan. Messrs. DeMatteo, Fontaine, Raines, Carlson and Bartel are the executive officers of the Company currently participating in the Supplemental Compensation Plan.

The Supplemental Compensation Plan provides that participating executive officers are entitled to a cash bonus in an amount equal to a percentage of their base salary which is pre-determined for each participating executive officer by the Compensation Committee, with input from the Chief Executive Officer, for each fiscal year. The purpose of the Supplemental Compensation Plan is to permit the Company, through awards of annual incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to attract and retain management who, because of the extent of their responsibilities, can and do make significant contributions to the success of the Company by their ability, industry, loyalty and exceptional service.

The bonus amount is calculated after each fiscal year in accordance with a sliding scale formula based on the extent to which a pre-established performance target is attained. In general, not later than 60 days after the start of each fiscal year of the Company (and before 25% of the relevant period of service has elapsed), the Compensation Committee establishes in writing a performance target for each participating executive officer (the “Target”). Targets are typically based on budgeted operating earnings for the fiscal year. Operating earnings are budgeted to increase each year from the actual operating earnings achieved during the previous year in order to challenge the executive officers of the Company to increase revenues, control costs and find operating efficiencies and to demonstrate the earnings growth expected of a growth company. Because the Target is higher than the results attained in the previous year and because the Target is established in the first 60 days of the year, the attainment of the Target is substantially uncertain at the time the Target is established. The establishment of the Target as a measure of operating earnings for the five executive officers who participate in the Supplemental Compensation Plan considers the importance of their individual roles in the overall performance and results of the Company. Individual objectives and performance are considered in the establishment of the individual pre-determined percentage of base salary for which each of the five executive officers is eligible (as discussed further below). Stock price performance has not been a factor in determining Targets because the price of the Company’s stock is subject to a variety of factors outside of the Company’s control.

Each participating executive officer is entitled to receive a cash bonus in the amount of their pre-determined percentage of base salary (the “Target Bonus”) as follows:

Then the Percentage of the
If the Fiscal Year Results were:	Target Bonus Received is:

Less than 85% of Target	None
85% or more but less than 90% of Target	50%
90% or more but less than 100% of Target	75%
100% or more but less than 110% of Target	100%
110% or more but less than 125% of Target	110%
125% or more of Target	125%

The Supplemental Compensation Plan limits the maximum cash bonus payable to any participating executive officer to $3,500,000 with respect to any fiscal year. No bonuses are paid until the Compensation Committee certifies the extent to which the Target has been attained. Under the terms of the Supplemental Compensation Plan, the Compensation Committee has no authority to increase the amount of a bonus that would be due upon the attainment of the Target.

Fiscal 2008 Bonuses

Target Bonuses for fiscal 2008 for the executive officers listed in the Summary Compensation Table above were as follows:

Percentage of
Executive Officer	Base Salary

Daniel A. DeMatteo	200%
R. Richard Fontaine	200%
J. Paul Raines	100%
David W. Carlson	75%
Tony D. Bartel	75%

The Compensation Committee determined that the Company had met the threshold performance goal with respect to operating earnings which was $608,000,000 for fiscal 2008 and 100% of the individual target was paid to each named executive officer in March 2009. The following bonuses were paid for fiscal 2008:

Executive Officer	Bonus Amount

Daniel A. DeMatteo	$2,400,000
R. Richard Fontaine	$2,400,000
J. Paul Raines	$900,000
David W. Carlson	$330,000
Tony D. Bartel	$300,000

Fiscal 2009 Bonus Targets

Target Bonuses for fiscal 2009 for the named executive officers are as follows:

Percentage of
Executive Officer	Base Salary

Daniel A. DeMatteo	200%
R. Richard Fontaine	200%
J. Paul Raines	100%
David W. Carlson	75%
Tony D. Bartel	75%

Discretionary Awards

From time to time the Compensation Committee may approve discretionary awards for executive officers and other employees in recognition of efforts that are beyond the normal requirements of their assigned duties. The last such bonuses were paid in fiscal 2006 in consideration of the remarkable effort of the Company’s senior management in accomplishing the merger between GameStop and EB in the 52 weeks ended January 28, 2006 and successfully integrating the operations of GameStop and EB.

Stock Options and Restricted Stock

The Company chooses to grant long-term awards, currently in the form of restricted stock, to align the interests of the executive officers with the interests of the Company’s stockholders. Additionally, long-term awards offer executive officers an incentive for the achievement of superior performance over time and foster the retention of key management personnel. Grants of long-term awards are made to executive officers, members of the Board of Directors and all other eligible full-time employees under the provisions of the Incentive Plan, which provides for the grant of options to purchase shares of the Company’s Common Stock, the grant of share appreciation rights, the grant of Stock Purchase Awards and the grant of Restricted Share Awards. Executive officers and directors of the Company are not eligible to receive grants of Stock Purchase Awards because of the provisions within those awards of a loan to the grantee to purchase the shares. To date, only options and restricted shares have been granted under the Incentive Plan.

Role of Compensation Committee in Grants.  The Compensation Committee of the Board of Directors has the responsibility to administer the Incentive Plan and is therefore responsible for authorizing all grants of options or restricted shares. In determining annual stock option or restricted stock grants to executive officers, the Compensation Committee, along with executive management, bases its decision on the individual’s performance and potential to improve stockholder value.

The Compensation Committee considers the recommendations of the Executive Chairman and the Chief Executive Officer in granting awards to executive officers and employees other than the Executive Chairman and the Chief Executive Officer. The Compensation Committee relies upon the Chief Financial Officer for the day-to-day administration and recordkeeping of the Incentive Plan.

Role of Executive Officers in Grants.  The Chief Executive Officer is responsible for recommending the grant of options or restricted stock to all executive officers and all other eligible full-time employees other than himself and the Executive Chairman. The Chief Financial Officer assists the Chief Executive Officer in this process by preparing a list of eligible employees and recommended awards for all eligible employees other than himself. Consideration is given to each individual’s employment standing and those employees subject to possible termination are not deemed to be eligible. Recommended amounts are based on previous grants, individual performance and responsibilities and the individual’s contributions toward increasing stockholder value. As mentioned above, the Chief Financial Officer is also responsible, under the direction of the Compensation Committee, for the day-to-day administration of the outstanding awards and the related recordkeeping.

Prior to fiscal 2006, the Company historically granted stock options to its executive officers and other eligible full-time employees. In February 2006, R. Richard Fontaine, the Chief Executive Officer at the time, recommended to the Compensation Committee that the Company issue restricted stock to the executive officers and stock options to other eligible employees in order to reduce the amount of shares granted in the awards and preserve the available pool of unissued awards for the future. A larger number of shares are needed when granting options because a holder only realizes value on those options from an increase in the share price from the exercise price, while a smaller number of shares are needed for grants of restricted stock because the holder realizes value for the entire share price and any subsequent increases. Upon Mr. Fontaine’s recommendation, the annual award grants since February 2007 included awards of restricted stock instead of stock options to executive officers and senior members of the Company’s management in order to preserve the available pool of unissued awards for the future.

Timing of Grants.  Awards have historically been granted to executive officers and eligible full-time employees once per year. The Compensation Committee has typically met annually within the first 15 days after the start of the new fiscal year to approve the annual grant of options and restricted stock. The Compensation Committee meets on the same date as the regularly scheduled meeting of the Board of Directors for the first quarter. The date of these Compensation Committee and Board of Directors meetings is set in the fourth quarter of the previous fiscal year. In fiscal 2006, the Board of Directors and Compensation Committee formalized the historical practice in a policy whereby the annual awards to directors, executive officers and eligible full-time employees under the Incentive Plan will be approved at the first quarter’s meeting of the Compensation Committee. Grants also occasionally occur to newly hired executives. When a grant is made for a newly hired executive, it is approved by the Compensation Committee with a grant date on the date on which the executive starts his or her employment with the Company. During fiscal 2008, Mr. Raines received a grant of 60,000 shares of restricted stock on his effective date of hire of September 7, 2008, which will vest in equal annual installments over three years upon his service to the Company.

There is no effort to time the meeting and the related approval of awards with the release of material non-public information. The Board of Directors and Compensation Committee typically hold their first quarter meetings in early February. There are typically no releases of material non-public information by the Company until the latter half of March when the announcement of the earnings for the previous fiscal year is completed. The timing of grants for newly hired executives is not timed in coordination with the release of material non-public information. The Company does not grant awards based on the pending release of material non-public information and the Company does not release material non-public information for the purpose of affecting the value of executive compensation.

Pricing of Grants.  Under the terms of the Incentive Plan, options are granted with an exercise price equal to the average of the high and low prices of the Company’s Common Stock reported on the New York Stock Exchange (NYSE) for the trading day prior to the approval of the grant by the Compensation Committee.

2009 Grants.  The Compensation Committee met on February 5, 2009 and granted either restricted stock or options for fiscal 2009 to the named executive officers and other eligible employees. The named executive officers were granted restricted stock, as follows:

Shares of Restricted
Executive Officer	Stock Awarded

Daniel A. DeMatteo	87,000
R. Richard Fontaine	87,000
J. Paul Raines	60,000
David W. Carlson	30,000
Tony D. Bartel	30,000

In addition, each non-employee member of the Board of Directors was awarded a restricted stock grant of 6,120 shares. Each of the above-referenced grants vests in equal annual installments over three years.

Cash Bonus Related to Vesting of Restricted Share Grants.  The executive officers and the Compensation Committee desired to award to each member of management approximately the same number of restricted shares in fiscal 2009 as were granted in fiscal 2008 in order to preserve the pool of shares available for grant. Because of the decline in the stock price during fiscal 2008 due to the volatility of the stock market, awards of comparable shares would not yield the same award value as in fiscal 2008. As a result of discussions between management and the Compensation Committee and following the recommendation of the Compensation Committee, on February 5, 2009, the Board approved a cash bonus to Messrs. DeMatteo, Fontaine, Raines, Carlson and Bartel and other recipients of the restricted share grant described above in an amount equal to $26.00 per restricted share granted, payable only if and to the extent such restricted share vests. The value of $26.00 per share granted was derived from the approximate average of the high and low price of the Company’s stock the day before the grant. The net amount of such bonus, after deduction of applicable withholding taxes, may be withheld by the Company to satisfy any applicable withholding taxes due to the Company from the recipient with respect to the related restricted share vesting, with the balance, if any, to be paid by the Company to the recipient in cash within ten days following the date such restricted shares vest.

Change in Control/Severance Benefits

Each of Messrs. DeMatteo, Fontaine, Raines, Carlson and Bartel has employment agreements as described in “Employment Agreements” below. Pursuant to these agreements, each executive’s employment may be terminated upon death or disability by GameStop with or without cause (as defined) or by the executive within twelve months of a good reason event. If an executive’s employment is terminated due to death or disability, by the Company with cause or by the executive without good reason, the executive is entitled to payment of base salary through the date of death, disability or termination of employment.

A good reason event is defined as a material diminution in the executive’s compensation, authority, duties or responsibilities, or a relocation of at least 50 miles. Among other things, the employment agreement includes a severance arrangement if the executive is terminated by GameStop without cause, by the executive by the “CIC Termination Date” (as defined) following a change in control (as defined) or by the executive for good reason, which provides each executive with his base salary through the term of the agreement, plus the average of the last three annual bonuses, with a one year minimum, plus the continuation of medical benefits for up to 18 months and the release of all stock option restrictions, including vesting provisions.

The triggering events which would result in the payment of the severance amounts described above were selected because they provide employees with a guaranteed level of financial protection upon loss of employment and were considered competitive with severance provisions being offered at that time.

The estimated minimum payments upon a change in control or termination for each of the named executive officers are detailed in the table of Potential Payments upon Change in Control or Termination above. Severance payments due to a named executive officer may be due either in installments or in a lump sum, to be negotiated between the Company and the executive.

Employment Agreements

GameStop has entered into employment agreements with Messrs. DeMatteo, Fontaine, Raines, Carlson and Bartel. The terms of the employment agreements with Messrs. DeMatteo and Fontaine commenced on April 11, 2005 and continued for a period of three years thereafter and were automatically renewed in April 2008 and April 2009 for one-year periods. The term of the employment agreement for Mr. Raines commenced on September 7, 2008 and continues for a period of three years thereafter. The term of the employment agreement for Mr. Carlson commenced on April 3, 2006 and continued for a period of two years thereafter and was automatically renewed in April 2008 and April 2009 for one-year periods. The term of the employment agreement for Mr. Bartel commenced on October 24, 2008 and continues for a period of three years thereafter. Each of these employment agreements contains provisions for automatic renewals for one-year periods unless either party gives notice of non-renewal at least six months prior to expiration.

Each of the employment agreements was amended and restated on December 31, 2008 to bring them into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, enacted as part of the American Jobs Creation Act of 2004. The minimum annual salaries during the term of employment under the amended and restated employment agreements for Messrs. DeMatteo, Fontaine, Raines, Carlson and Bartel shall be no less than $535,000, $650,000, $900,000, $350,000 and $400,000, respectively. Annual bonus compensation will be based on the formula and targets established under and in accordance with the Supplemental Compensation Plan.

Pursuant to Mr. Raines’ employment agreement, he received a $1,000,000 cash signing bonus (“Signing Bonus”) upon commencing his employment with the Company. The Signing Bonus shall be considered earned over the original three-year term of his employment contract. Accordingly, in the event Mr. Raines’ employment with the Company is terminated prior to September 7, 2011 for cause or by Mr. Raines without good reason, then he will repay the Company the unearned portion of the Signing Bonus.

Each executive shall be entitled to all benefits afforded to key management personnel or as determined by the Board of Directors of GameStop, including, but not limited to, restricted stock and stock option benefits, insurance programs, pension plans, vacation, sick leave, expense accounts and retirement benefits.

Each executive is also restricted from competing with GameStop for the later of the expiration of the term of the agreement or one year after termination of employment, unless the contract is terminated by GameStop without cause (as defined), by the executive by the “CIC Termination Date” (as defined) following a change in control (as defined) or by the executive for good reason (as defined).

On April 17, 2008, the Company entered into a letter agreement with Mr. Morgan describing the terms of his election to resign his employment as President of the Company with the approval of the Company, effective May 2, 2008. Under the terms of the letter agreement, Mr. Morgan received $960,703 in a lump sum, consisting of Mr. Morgan’s annual salary through the remaining term of his employment agreement, average annual bonus for the past three years, unpaid vacation pay and value of six months of medical benefits, plus interest thereon at 5% per annum from May 2, 2008 through November 3, 2008. Mr. Morgan was also entitled to Company-paid COBRA medical benefits for up to eighteen months and as of May 2, 2008, all vesting restrictions regarding stock options and restricted stock that had been previously granted to Mr. Morgan by the Company lapsed and such stock options and restricted stock became fully vested. Mr. Morgan is subject to certain restrictive covenants, most through May 2, 2009 and some through May 2, 2010.

For a description of change of control and severance benefits included in the employment agreements, see “Change of Control/Severance Benefits” above.

Other Considerations

Relationship Among the Different Components of Compensation

In order to ensure that the named executive officers are held accountable for the Company’s performance and changes in stockholder value, management and the Compensation Committee generally allocate total compensation such that the portion of compensation attributable to fixed elements, such as salary and benefits, decreases with increasingly higher levels of responsibility, and the portion attributable to variable, performance-based elements increases.

Stock Ownership

The Company does not require its executive officers to be stockholders in the Company. The Compensation Committee believes that the grant of stock options and restricted stock to the Company’s executive officers that vest over a period of time is sufficient to provide the required incentive to such officers and align their interests with the interests of the Company’s stockholders.

Recovery of Awards

The Company does not have a formal policy to recover past compensation awards from executive officers in the event of a restatement or an adjustment of results or performance measures that would have reduced the size of an award. The Company has not historically had any restatements or adjustments of this nature. Should such an incident occur, the Board of Directors would consider appropriate action at that time.

Retirement Benefits

Each of the Company’s executive officers is entitled to participate in the Company’s defined contribution 401(k) plan on the same basis as all other eligible employees. The Company matches the contributions of participants, subject to certain criteria. Under the terms of the 401(k) plan, as prescribed by the Internal Revenue Service (“IRS”), the contribution of any participating employee is limited to a maximum percentage of annual pay or a maximum dollar amount ($15,500 for 2008). Our executive officers are subject to these limitations and therefore the Company does not consider its retirement benefits to be a material portion of the compensation program for our executive officers.

Perquisites

The Company does not have a formal program providing perquisites to its executive officers. Messrs. DeMatteo, Fontaine, Raines, Carlson and Bartel are eligible to use the Company plane for personal use. Mr. Morgan was eligible to use the plane until his resignation effective May 2, 2008. Messrs. DeMatteo, Fontaine and Carlson occasionally use the plane for personal use and reimburse the Company for costs in accordance with IRS guidelines. Amounts disclosed in the perquisites column of the Summary Compensation Table for the personal use of the Company plane represent actual incremental costs to operate the plane in excess of the amounts reimbursed in accordance with IRS guidelines. In fiscal 2008, these amounts totaled $55,202, $43,743 and $4,684 for Messrs. DeMatteo, Fontaine and Carlson, respectively. In fiscal 2007, these amounts totaled $75,559, $62,834 and $12,040 for Messrs. Fontaine, DeMatteo and Morgan, respectively.

None of the named executive officers receives any other compensation or benefits which would be defined as perquisites.

Tax and Accounting Implications

Impact of Section 162(m) of the Internal Revenue Code.  The Compensation Committee has considered the potential impact of Section 162(m) of the Code, adopted under the Revenue Reconciliation Act of 1993. This section disallows a tax deduction for any publicly held corporation, for individual compensation exceeding $1,000,000 in any taxable year paid to its chief executive officer or any of its three other most highly-compensated officers unless (i) the compensation is payable solely on account of the attainment of performance goals, (ii) the performance goals are determined by a committee of two or more outside directors, (iii) the material terms under which compensation is to be paid are disclosed to and approved by stockholders and (iv) the determining committee certifies that the performance goals were met. Because it is in the best interests of the Company to qualify to the maximum extent possible the compensation of its executives for deductibility under applicable tax laws, the Company obtained stockholder approval for the Supplemental Compensation Plan, which provides for the payment of compensation in compliance with the above guidelines. The Supplemental Compensation Plan was amended and restated at the 2008 annual meeting of stockholders to increase the maximum amount of cash bonus payable under the Supplemental Compensation Plan to $3,500,000.

Accounting for Stock-Based Compensation.  The Company records share-based compensation expense in earnings based on the grant-date fair value of options or restricted stock granted. In fiscal 2008, the Company incurred the following stock-based compensation costs for the named executive officers:

Executive Officer	Amount

Daniel A. DeMatteo	$3,371,452
R. Richard Fontaine	$3,371,452
J. Paul Raines	$345,921
David W. Carlson	$1,463,421
Tony D. Bartel	$1,189,029
Steven R. Morgan	$3,418,485

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with members of the Company’s management. Based on such review and discussions and relying thereon, we have recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis set forth above be included in the Company’s 2008 Form 10-K and in this Proxy Statement.

Compensation Committee

Gerald R. Szczepanski, Chair
Jerome L. Davis
Edward A. Volkwein

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee has the responsibility for reviewing and approving transactions with related parties or persons. All of the transactions and relationships described below took place or were in place prior to fiscal 2008.

Agreements with Barnes & Noble

In connection with the consummation of GameStop’s initial public offering in February 2002, GameStop entered into various agreements with Barnes & Noble relating to its relationship with Barnes & Noble following the completion of its initial public offering. The terms of these agreements remain binding on the Company. The Company remains affiliated with Barnes & Noble through Mr. Riggio, one of our directors, who is Chairman of the Board of Directors of Barnes & Noble.

Insurance Agreement

GameStop entered into an “insurance agreement” with Barnes & Noble, pursuant to which we participated in Barnes & Noble’s workers’ compensation, property and general liability and directors’ and officers’ liability insurance programs. We reimbursed Barnes & Noble for our pro rata share of the cost of providing these insurance programs.

The insurance agreement terminated in June 2005, at which time GameStop procured its own insurance. Although we obtained our own insurance coverage, costs will likely continue to be incurred by Barnes & Noble on insurance claims which were incurred under its programs prior to June 2005 and any such costs applicable to insurance claims against us will be allocated to the Company. In fiscal 2008, Barnes & Noble charged us approximately $164,000 for such costs.

Operating Agreement

GameStop entered into an “operating agreement” with Barnes & Noble, pursuant to which we operate the existing video game departments in nine Barnes & Noble stores. We pay a license fee to Barnes & Noble on the gross sales of such departments. We deem the license fee to be reasonable and based upon terms equivalent to those that would prevail in an arm’s length transaction. In fiscal 2008, Barnes & Noble charged us approximately $1,276,000 in connection with our operation of such departments in Barnes & Noble stores.

The operating agreement will remain in force unless terminated:

•	by mutual agreement of us and Barnes & Noble;

•	automatically, in the event that we no longer operate any department within Barnes & Noble’s stores;

•	by us or Barnes & Noble, with respect to any department, upon not less than 30 days’ prior notice;

•	by Barnes & Noble because of an uncured default by us;

•	automatically, with respect to any department, if the applicable store lease in which we operate that department expires or is terminated prior to its expiration date; or

•	automatically, in the event of the bankruptcy or a change in control of either us or Barnes & Noble.

Other Transactions and Relationships

In May 2005, we entered into an arrangement with Barnes & Noble under which www.gamestop.com became the exclusive specialty video game retailer listed on www.bn.com, Barnes & Noble’s e-commerce site. Under the terms of this agreement, the Company pays a fee to Barnes & Noble for sales of video game or PC entertainment products sold through www.bn.com. For fiscal 2008, the fee to Barnes & Noble totaled $498,000.

Michael N. Rosen, one of the Company’s directors, is a partner of Bryan Cave LLP, which is counsel to the Company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of BDO Seidman, LLP (“BDO Seidman”) has been selected as the independent registered public accounting firm for the Company.

The independent accountants examine annual financial statements and provide other permissible non-audit and tax-related services for the Company. The Company and the Audit Committee have considered whether the non-audit services provided by BDO Seidman are compatible with maintaining the independence of BDO Seidman in its audit of the Company and are not considered prohibited services under the Sarbanes-Oxley Act of 2002.

Audit Fees.  In fiscal 2008, the professional services of BDO Seidman totaled $2,756,740 for the audit of the Company’s annual financial statements, for reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q filed with the SEC, audit-related consultation concerning financial accounting and reporting standards and for the audit of the Company’s internal control over financial reporting. Included in the fiscal 2008 fees were $275,048 of non-recurring audit charges related to the Micromania acquisition. In fiscal 2007, the professional services of BDO Seidman totaled $2,128,511 for the audit of the Company’s annual financial statements, for reviews of the Company’s financial statements included in the

Company’s quarterly reports on Form 10-Q filed with the SEC, audit-related consultation concerning financial accounting and reporting standards and for the audit of the Company’s internal control over financial reporting.

Audit-Related Fees.  In fiscal 2008 and fiscal 2007, the Company paid BDO Seidman $25,000 and $31,000, respectively, for services in respect of employee benefit plan audits.

Tax Fees.  In fiscal 2008, the Company paid BDO Seidman $67,600 for tax-related services.  In fiscal 2007, the Company paid BDO Seidman $207,076 for tax-related services. Tax-related services included professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees.  The Company did not pay BDO Seidman any other fees in fiscal 2008 or fiscal 2007.

Pre-approval Policies and Procedures.  The Audit Committee Charter adopted by the Board of Directors of the Company requires that, among other things, the Audit Committee pre-approve the rendering by the Company’s independent auditor of all audit and permissible non-audit services. Accordingly, as part of its policies and procedures, the Audit Committee considers and pre-approves any such audit and permissible non-audit services on a case-by-case basis. The Audit Committee approved all of the services provided by BDO Seidman referred to above.

AUDIT COMMITTEE REPORT ON THE FISCAL YEAR ENDED JANUARY 31, 2009

Management is responsible for the Company’s internal control and financial reporting process. The Company’s independent registered public accounting firm, BDO Seidman, reports to the Company’s Audit Committee, and is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the auditing standards generally accepted in the United States. BDO Seidman also reports on its assessment of internal control over financial reporting based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. BDO Seidman has full access to the Audit Committee and meets with the Audit Committee at each of the Audit Committee’s regularly scheduled meetings, generally with and without management being present, to discuss appropriate matters. BDO Seidman discussed its audit of the Company’s financial statements and its report on its assessment of internal control over financial reporting with management and the Audit Committee.

The Audit Committee recommended to the Board of Directors that the audited consolidated financial statements and management’s report on internal controls for the fiscal year ended January 31, 2009 be included in the Company’s 2008 Form 10-K, based on the following:

•	its review of the Company’s audited consolidated financial statements;

•	its review of the Company’s unaudited interim financial statements prepared for each quarter of fiscal 2008 and filed with the SEC on Form 10-Q;

•	its review of the Company’s disclosure committee practices in accordance with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002;

•	its discussions with management regarding the audited consolidated financial statements;

•	its discussions with management regarding the critical accounting policies on which the financial statements are based, as well as its evaluation of alternative treatments;

•	its receipt of management representations that the Company’s financial statements were prepared in accordance with generally accepted accounting principles;

•	its discussions with outside legal counsel regarding contingent liabilities;

•	its receipt of written disclosures and the letter from the independent auditors required by Public Company Accounting Oversight Board Rule 3526; and

•	its discussions with the independent auditors regarding their independence, the audited consolidated financial statements, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, and other matters.

The Audit Committee also recommended to the Board of Directors that the independent registered public accounting firm of BDO Seidman be appointed as the Company’s auditors for the fiscal year ending January 30, 2010.

Audit Committee

Stephanie M. Shern, Chair
Gerald R. Szczepanski
Lawrence S. Zilavy

APPROVAL OF THE FOURTH AMENDED AND
RESTATED GAMESTOP CORP. 2001 INCENTIVE PLAN

PROPOSAL 2

The Board of Directors has approved, subject to the approval of the Company’s stockholders, the Fourth Amended and Restated GameStop Corp. 2001 Incentive Plan (the “Amended Incentive Plan”), that increases the maximum number of shares that may be the subject of awards from 43,500,000 to 46,500,000 shares, of which 6,500,000 shares may be issued solely pursuant to options.

The following is a summary of the Amended Incentive Plan. This summary is qualified in all respects by reference to the full text of the Amended Incentive Plan included herein as Appendix A.

General.  The Amended Incentive Plan provides for the grant of options to key officers, employees, consultants, advisors and directors of the Company, our subsidiaries and affiliates selected from time to time by our Compensation Committee. The purpose of the Amended Incentive Plan is to assist us in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors and employees who will contribute to our success and to achieve long-term objectives which will inure to the benefit of all our stockholders through the additional incentive inherent in the ownership of our Common Stock. Awards under the Amended Incentive Plan may take the form of stock options, including corresponding share appreciation rights (SARs), restricted stock awards and other share-based awards.

Options available and outstanding.  As of May 3, 2009, a total of 10,907,000 shares of Common Stock are currently subject to outstanding options and 1,226,000 are subject to non-vested restricted stock grants, for a total overhang of 12,133,000 shares. The 10,907,000 shares subject to outstanding options have a weighted average exercise price of $16.30 and a weighted average remaining term of 5.5 years. There are 1,141,000 shares available for future grant under the Amended Incentive Plan which may be issued pursuant to options, share purchase awards, restricted share awards or any other award under the Amended Incentive Plan. There are an additional 867,000 shares which may be issued solely pursuant to options under the Amended Incentive Plan. Shares are counted against the maximum number of authorized shares only to the extent they are actually issued. Thus, shares which terminate by expiration, forfeiture, cancellation, or otherwise, are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant. Also, if the option price or tax withholding requirements of any award is satisfied by tendering shares, or if a SAR is exercised, only the number of shares issued, net of the shares tendered, will be deemed issued under the Amended Incentive Plan.

Incentive Plan Administration.  Our Compensation Committee administers the Incentive Plan and will administer the Amended Incentive Plan, if it is approved by the stockholders at the Meeting. Subject to the provisions of the Amended Incentive Plan, the Compensation Committee has authority, in its sole discretion, to grant awards under the Amended Incentive Plan, to interpret the provisions of the Amended Incentive Plan and, subject to the requirements of applicable law, to prescribe, amend, and rescind rules and regulations relating to the Amended Incentive Plan or any award thereunder as it may deem necessary or advisable. The Compensation Committee may alter, amend, suspend or terminate the Amended Incentive Plan as it deems advisable, subject to any requirement for stockholder approval imposed by applicable law, including Sections 162(m) and 422 of the Code, or any rule of any stock exchange or quotation system on which shares are listed or quoted; provided that the Compensation Committee may not amend the Amended Incentive Plan to increase the number of shares that may be the subject of options under the Amended Incentive Plan without the approval of our stockholders. In addition, except to the extent necessary to avoid the imposition of additional tax or interest under Section 409A of the Code, no amendment to, or termination of, the Amended Incentive Plan shall in any way impair the rights of an optionee or a participant under any award previously granted without such optionee’s or participant’s consent. The Amended Incentive Plan limits the discretion of the Compensation Committee in certain instances to avoid the creation of “deferred compensation” under, and to otherwise comply with, Section 409A of the Code.

Options.  The Amended Incentive Plan permits the granting of “incentive stock options” meeting the requirements of Section 422 of the Code, and “nonqualified stock options” that do not meet such requirements. The term of each option is determined by the Compensation Committee and shall not exceed ten years after the date of grant unless approved by the Company’s stockholders. Options may also be subject to restrictions on exercise, such as exercise in periodic installments, as determined by the Compensation Committee. In general, the exercise price for options must be at least equal to 100% of the fair market value of the shares on the date of the grant. The Amended Incentive Plan requires the fair market value to be the average of the high and low price of the Common Stock for the last day on which a reported sale occurred immediately preceding the date as of which the fair market value is being determined, as reported on the principle securities exchange on which the Company’s Common Stock is traded. The exercise price can be paid in cash, or if approved by the Compensation Committee, by tendering shares owned by the participant, by delivery of a promissory note (for participants other than the executive officers named in the summary compensation table or directors), or any combination of the foregoing. Options are not transferable except by will or the laws of descent and distribution and may generally be exercised only by the participant (or his guardian or legal representative) during his or her lifetime; provided, however, the nonqualified stock options may, under certain circumstances, be transferable to family members and trusts for the benefit of the participant’s family members.

Share Appreciation Rights.  The Amended Incentive Plan provides that the Compensation Committee may grant SARs in connection with the grant of options. Each SAR must be associated with a specific option and must be granted at the time of grant of such option. A SAR is exercisable only to the extent the related option is exercisable. Upon the exercise of a SAR, the recipient is entitled to receive from the Company up to, but no more than, an amount in cash or shares equal to the excess of (i) the fair market value of one share on the date of such exercise over (ii) the exercise price of any related option, multiplied by the number of shares in respect of which such SAR shall have been exercised. The Committee may provide that a SAR will be automatically exercised, without further action by the holder, on the last day of such SAR’s exercise period, if on such day, the fair market value of the shares to which such SAR relates exceeds the aggregate grant price of such SAR on the date of grant. Upon the exercise of a SAR, the related option, or the portion thereof in respect of which such SAR is exercised, will terminate. Upon the exercise of an option granted in tandem with a SAR, such tandem SAR will terminate.

Reload Options.  The Compensation Committee may grant, concurrently with the award of any option, a reload option to purchase for cash or shares a number of shares equal to (i) the number of shares delivered by the participant to the Company to exercise the underlying option and (ii) the number of shares used to satisfy any tax withholding requirement incident to the exercise of the underlying option. Although an underlying option may be an incentive stock option, a reload option is not intended to qualify as an incentive stock option. A reload option will have the same expiration date as the underlying option and an exercise price equal to the fair market value of the shares on the date of grant. A reload option is exercisable six months from the date of grant. In no event shall a grant of a reload option become effective prior to the date of exercise of the underlying option.

Restricted Stock.  The Compensation Committee may award restricted shares under the Amended Incentive Plan. Any restricted share award which is (i) performance-based will have a minimum restriction period of one calendar year or (ii) tenured (time-based) will have a minimum restriction period of three calendar years (with ratable vesting of no more than one-third of the aggregate applicable restricted share award per calendar year). Restricted shares give a participant the right to receive shares subject to a risk of forfeiture based upon certain conditions. The forfeiture restrictions on the shares may be based upon performance standards, length of service or other criteria as the Compensation Committee may determine. Until all restrictions are satisfied, lapsed or waived, we will maintain custody over the restricted shares but the participant will be able to vote the shares and will be entitled to all distributions paid with respect to the shares, as provided by the Compensation Committee. However, subject to compliance with Section 409A of the Code, the Compensation Committee may require that any dividends otherwise payable with respect to a restricted stock award shall not be paid currently but shall be accumulated until the applicable restricted stock has vested. During such restrictive period, the restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered. Upon termination of employment, the participant forfeits the right to the shares to the extent the applicable performance standards, length of service requirements, or other measurement criteria have not been met.

Stock Purchase Awards.  The Amended Incentive Plan also permits the grant of stock purchase awards. Participants, other than executive officers and directors of the Company, who are granted a stock purchase award are provided with a loan to enable them to pay the purchase price for the shares acquired pursuant to the award. The Compensation Committee will determine the term of a stock purchase loan. The purchase price of shares acquired with a stock purchase loan is the price equal to the fair market value on the date of the award. At the end of the loan term, the unpaid balance of the stock purchase loan will be due and payable. The Compensation Committee will determine the interest rate, if any, on a stock purchase loan. Stock purchase loans will be secured by a pledge to the Company of the shares purchased pursuant to the stock purchase award and such loans will be recourse or non-recourse as determined by the Compensation Committee.

Other Share-Based Awards.  The Compensation Committee may grant other share-based awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares. The Compensation Committee shall have the authority to determine the persons to whom and the time and times at which such awards will be made, the number of shares to be awarded and all other conditions of the awards, provided, however, that no one participant may receive an aggregate amount of shares pursuant to one or a series of related other share-based award(s) in excess of five percent (5%) of the shares authorized for grant under the Amended Incentive Plan. The foregoing cap will not apply to shares granted pursuant to one or a series of related other share-based award(s) which were granted to a participant in lieu of earned cash compensation. Additionally, grants of share-based awards may be subject to such conditions, restrictions and contingencies as the Compensation Committee may determine.

Antidilution Provisions.  The Amended Incentive Plan requires the Compensation Committee to adjust the number of shares authorized to be issued under the Amended Incentive Plan and subject to outstanding awards (and the grant or exercise price thereof) to prevent dilution or enlargement of rights in the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities, the issuance of warrants or other rights to purchase shares or other securities, or other similar capitalization change. However, the Compensation Committee cannot make any adjustments that would cause an award not otherwise “deferred compensation” within the meaning of Section 409A of the Code to become or create “deferred compensation” under Section 409A of the Code.

Limitations on Awards.  The Amended Incentive Plan prohibits the reduction of the exercise price of outstanding options, prohibits the issuance of new awards in exchange for cancellations of outstanding awards and prohibits the buyout of outstanding underwater options for cash without stockholder approval.

Termination and Amendment.  The Amended Incentive Plan will terminate by its terms and without any action by the Board of Directors in 2011. No awards may be made after that date. Awards outstanding on such termination date will remain valid in accordance with their terms.

Treatment of Awards Upon a Change in Control, Termination and Related Transactions.  One or more awards may be subject to the terms and conditions set forth in a written agreement between the Company and a participant, such as the employment agreements with certain of our executive officers, providing for different terms or provisions with respect to such awards upon a “change in control” of the Company (as the term may be defined in such written agreements) or termination of employment of a participant, subject to certain conditions, provided, that such written agreement may not increase the maximum amount of such awards.

Transferability.  Except to the participant’s spouse and/or children (and/or trusts and/or partnerships established for the benefit of the participant’s spouse or children) as approved by the Compensation Committee, awards are not transferable other than by will or the laws of descent and distribution.

Clawback.  The Compensation Committee may provide that an award shall be cancelled if the participant, without the consent of the Company, while employed by or providing services to the Company or any affiliate of the

Company or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engaged in activity that is in conflict with or adverse to the interest of the Company or any affiliate of the Company, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Compensation Committee in its sole discretion. The Compensation Committee may also provide that if the participant engages in any activity referred to in the preceding sentence, such participant will forfeit any gain realized on the vesting or exercise of such award and/or must repay the gain to the Company.

Certain Federal Income Tax Consequences of the Amended Incentive Plan.  The following is a brief summary of the principal federal income tax consequences of awards under the Amended Incentive Plan. The summary is based upon current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

A participant does not recognize taxable income either at the time of grant or at the time of exercise of an incentive stock option. However, upon exercise, the difference between the fair market value of the shares and the exercise price is treated as an item of tax adjustment for purposes of the alternative minimum tax. If a participant does not dispose of shares acquired through the exercise of an incentive stock option in a “disqualifying disposition” (i.e., no disposition occurs within two years from the date of grant of the incentive stock option nor within one year of the transfer of the shares to the participant), then the participant will be taxed only upon the gain, if any, from the sale of such shares, and such gain will be taxable as gain from the sale of a capital asset.

The Company will not receive any tax deduction on the exercise of an incentive stock option or, if the above holding period requirements are met, on the sale of the underlying shares. If there is a disqualifying disposition (i.e., one of the holding period requirements is not met), the participant will be treated as receiving compensation subject to ordinary income tax in the year of the disqualifying disposition and the Company will be entitled to a deduction for compensation expense in an amount equal to the amount included in income by the participant. The participant generally will be required to include in income an amount equal to the difference between the fair market value of the shares at the time of exercise and the exercise price. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

If nonqualified stock options are granted to a participant, there are no federal income tax consequences at the time of grant. Upon exercise of the option, the participant must report as ordinary income an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company will receive a tax deduction in like amount. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

No income will be realized by the participant in connection with the grant of any SAR. The participant must include in ordinary income the amount of cash received and the fair market value on the exercise date of any shares received upon the exercise of a SAR. The Company will be entitled to a deduction equal to the amount included in such participant’s income by reason of the exercise of any SAR.

The receipt of a reload option by a holder of an incentive stock option or a nonqualified stock option who pays the exercise price in full or in part with previously acquired shares should not affect the tax treatment of the exercise of such incentive stock option or nonqualified stock option (including the amount of ordinary income, if any, recognized upon exercise). A participant will not recognize taxable income at the time a reload option is granted (except for any income recognized upon the exercise of a nonqualified stock option at the time of grant of the reload option). A reload option will constitute a nonqualified stock option for federal income tax purposes and will be taxed as such in the manner set forth above.

Except as described in the following paragraph, a grant of restricted shares does not constitute a taxable event for either a participant or the Company. However, the participant will be subject to tax, at ordinary income rates, based on the fair market value of the shares when they are no longer subject to a substantial risk of forfeiture or they become transferable. The Company will be entitled to take a commensurate deduction at that time.

A participant may elect to recognize taxable ordinary income at the time restricted shares are awarded in amount equal to the fair market value of the shares at the time of grant, determined without regard to any forfeiture restrictions. Any such election must be filed with the Internal Revenue Service and the Company within 30 days following the date of grant and must be filed with the federal income tax return for the taxable year in which such award occurs. If such an election is made, the Company will be entitled to a deduction at that time in the same amount. Future appreciation on the shares will be taxed at the capital gains rate when the shares are sold. However, if, after making such an election, the shares are forfeited, the participant will be unable to claim a deduction.

A participant who receives a stock purchase award incurs no tax liability and the Company does not receive any deduction at the time shares are acquired through a stock purchase award. However, to the extent the stock purchase loan is forgiven, the participant will be required to recognize income in an amount equal to the forgiven portion of the loan. The Company will be entitled to take a commensurate deduction at such time. In general, stated interest paid or accrued on a stock purchase loan will be taxable income to the Company, and may or may not be deductible by the participant. In general, to the extent a stock purchase loan does not state adequate interest, interest may be imputed resulting in a participant recognizing compensation income; however, where a participant is a current employee, he should have a commensurate interest expense (which may or may not be deductible by the participant).

Pursuant to Section 162(m) of the Code, the Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s chief executive officer or is one of the three other most highly-compensated officers for that taxable year as reported in the Company’s proxy statement (a “Covered Employee”). The limitation on deductions does not apply to certain types of compensation, including performance-based compensation. It is intended that awards under the Amended Incentive Plan made to Covered Employees in the form of options, restricted share awards, SARs and cash payments under annual incentive awards will constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation, but no assurance can be made in this regard.

Section 409A of the Code imposes additional tax and interest charges on service providers who receive certain deferred compensation that does not meet the requirements of Section 409A. It is intended that awards under the Amended Incentive Plan meet the requirements of Section 409A, but no assurance can be made in this regard.

Awards made to participants under the Amended Incentive Plan may be subject to federal, state and local income tax withholding obligations and the Company complies with any requirements to withhold such taxes.

ERISA Status.  The Amended Incentive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Securities Authorized for Issuance under Equity Compensation Plans

Information for our equity compensation plans, consisting solely of the Incentive Plan, in effect as of January 31, 2009 is as follows:

Number of Securities
Remaining Available for
		Weighted-Average	Future Issuance Under
	Number of Securities to	Exercise Price of	Equity Compensation
	be Issued Upon Exercise	Outstanding	Plans (Excluding
	of Outstanding Options,	Options, Warrants	Securities Reflected in
	Warrants and Rights	and Rights	Column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	10,982,000	$12.70	3,938,000
Equity compensation plans not approved by security holders	—	not applicable	—

Total	10,982,000	$12.70	3,938,000

Subsequent to January 31, 2009, an additional 1,418,850 options to purchase our Common Stock at an exercise price of $26.02 per share and 571,080 shares of restricted stock were granted under the Incentive Plan. These options and restricted shares vest in equal annual increments over three years and the options expire on February 4, 2019.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE FOURTH AMENDED AND RESTATED GAMESTOP CORP. 2001 INCENTIVE PLAN. PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION, WHICH WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL, IS SPECIFICALLY INDICATED.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3

The Board of Directors has appointed the firm of BDO Seidman, which firm was engaged as independent registered public accountants for the fiscal year ended January 31, 2009, to audit the financial statements of the Company for the fiscal year ending January 30, 2010. A proposal to ratify this appointment is being presented to the stockholders at the Meeting. A representative of BDO Seidman will be present at the Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS CONSIDERS BDO SEIDMAN TO BE WELL QUALIFIED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION. PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of Common Stock of the Company with the SEC. Executive officers, directors and greater than ten-percent stockholders are required to furnish the Company with copies of all such forms they file.

To the Company’s knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required, all filing requirements applicable to the Company’s executive officers, directors and greater than ten-percent stockholders were complied with.

OTHER MATTERS

The Company does not intend to present any other business for action at the Meeting and does not know of any other business intended to be presented by others. If any matters other than the matters described in the Notice of Annual Meeting of Stockholders and this Proxy Statement should be presented for stockholder action at the Meeting, it is the intention of the persons designated in the proxy to vote thereon according to their best judgment.

Proxy Solicitation.  To assist in the solicitation of proxies, the Company has retained Georgeson Shareholder Communications, Inc. for a fee not to exceed $10,000 plus reimbursement of expenses. Solicitation may also be made personally, by telephone, by telegraph or by mail by officers and employees of the Company who will not be additionally compensated therefor. The Company and its proxy solicitor may request persons such as banks, brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy. The Company will reimburse such persons for their expenses in so doing. The Company is bearing all costs of this solicitation.

Financial and Other Information.  The Company’s Annual Report for the fiscal year ended January 31, 2009, including financial statements, is being sent to stockholders together with this Proxy Statement.

Stockholder Proposals.  Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 2010 must be received by the Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051, no later than January 21, 2010.

In addition, the Company’s Bylaws provide that, in order for a stockholder to propose business for consideration at an annual meeting of stockholders, such stockholder must give written notice to the Secretary of the Company not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder must be given not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such notice must contain the proposing stockholder’s record name and address, and the class and number of shares of the Company which are beneficially owned by such stockholder. Such notice must also contain (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the proposing stockholder in such business.

STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

By Order of the Board of Directors

R. Richard Fontaine
Executive Chairman

May 22, 2009

Appendix A

FOURTH AMENDED AND RESTATED
GAMESTOP CORP.
2001 INCENTIVE PLAN

GAMESTOP CORP., a Delaware corporation (the “Company”), has adopted the GameStop Corp. 2001 Incentive Plan (the “Plan”) which has been previously amended and restated. The Company hereby amends and restates the Plan effective as of          , 2009 to read as follows:

RECITALS

WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company or any parent, subsidiary or affiliate of the Company, to attract new individuals who are highly motivated and who will contribute to the success of the Company and to encourage such individuals to remain as officers, employees, consultants, advisors and/or directors of the Company and its parent, subsidiaries and affiliates by increasing their proprietary interest in the Company’s growth and success.

WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of incentive awards through grants of options to purchase shares (“Options”), grants of share appreciation rights, grants of Share Purchase Awards (hereafter defined), grants of Restricted Share Awards (hereafter defined), or any other award made under the Plan to those persons (each such person a “Participant”) whose judgment, initiative and efforts are, have been, or are expected to be responsible for the success of the Company or any parent, subsidiary or affiliate of the Company.

NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

ARTICLE 1

PURPOSE OF THE PLAN

1.1  Purpose.  The purpose of the Plan is to assist the Company or any parent, subsidiary or affiliate of the Company in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors, and employees of the Company or any parent, subsidiary or affiliate of the Company who will contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all shareholders of the Company through the additional incentive inherent in the ownership of the Company’s Class A Common Stock, par value $.001 per share (the “Shares”). Options granted under the Plan will be either “incentive stock options,” intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as from time to time amended (the “Code”), or “nonqualified stock options.” For purposes of the Plan, the terms “subsidiary” and “parent” shall mean “subsidiary corporation” and “parent corporation,” respectively, as such terms are defined in Sections 424(f) and 424(e) of the Code, and “affiliate” shall have the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Awards other than incentive stock options shall be made hereunder only to the extent the underlying stock constitutes “service recipient stock” of an “eligible issuer” as defined under Section 409A of the Code. Accordingly, no Awards other than incentive stock options may be awarded to a service provider of a parent or entity in which the Company does not hold a controlling interest. For purposes of the Plan, the term “Award” shall include a grant of an Option, a grant of a share appreciation right, a grant of a Share Purchase Award, a grant of a Restricted Share Award, or any other award made under the terms of the Plan.

ARTICLE 2

SHARES SUBJECT TO AWARDS

2.1  Number of Shares.  Subject to the adjustment provisions of Section 9.9 hereof, the aggregate number of Shares which may be issued under Awards under the Plan, whether pursuant to Options, Share Purchase Awards, Restricted Share Awards or any other award under the Plan shall be 40,000,000 Shares, plus an additional 6,500,000 Shares which may be issued solely pursuant to Options. No Options to purchase fractional Shares shall be granted and no fractional shares shall be issued under the Plan. For purposes of this Section 2.1, the Shares that shall be counted toward such limitation shall include all Shares:

(1) issued or issuable pursuant to Options that have been or may be exercised;

(2) issued or issuable pursuant to Share Purchase Awards;

(3) issued as, or subject to issuance as a Restricted Share Award; and

(4) issued or issuable under any other award granted under the terms of the Plan.

2.2  Shares Subject to Terminated Awards.  The Shares covered by any unexercised portions of terminated Options granted under Articles 4 and 6, Shares forfeited as provided in Section 8.2(a) and Shares subject to any Awards which are otherwise surrendered by the Participant without receiving any payment or other benefit with respect thereto may again be subject to new Awards under the Plan, other than grants of Options intended to qualify as incentive stock options. In the event the purchase price of an Option is paid in whole or in part through the delivery of Shares, the number of Shares tendered for the exercise of the Option shall not again be available for the grant of Awards under the Plan. Shares subject to Options, or portions thereof, which have been surrendered in connection with the exercise of share appreciation rights shall not again be available for the grant of Awards under the Plan.

2.3  Character of Shares.  Shares delivered under the Plan may be authorized and unissued Shares or Shares acquired by the Company, or both.

2.4  Limitations on Grants to Individual Participant.  Subject to adjustments pursuant to the provisions of Section 9.9 hereof, the maximum number of Shares with respect to which Options or stock appreciation rights may be granted hereunder to any employee during any fiscal year of the Company shall be 4,500,000 Shares (the “Limitation”).

If an Option is canceled, the canceled Option shall continue to be counted toward the Limitation for the year granted. An Option (or a share appreciation right) that is repriced during any fiscal year is treated as the cancellation of the Option (or share appreciation right) and a grant of a new Option (or share appreciation right) for purposes of the Limitation for that fiscal year.

ARTICLE 3

ELIGIBILITY AND ADMINISTRATION

3.1  Awards to Employees, Directors and Others.  (a) Participants who receive Options under Articles 4 and 6 hereof (including share appreciation rights under Article 5) (“Optionees”), Share Purchase Awards under Article 7 or Restricted Share Awards or other Share-based awards under Article 8 (in either case, a “Participant”) shall consist of such key officers, employees, consultants, advisors and directors of the Company or any parent, subsidiary or affiliate of the Company as the Committee (hereinafter defined) shall select from time to time. The Committee’s designation of an Optionee or Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of an Optionee or Participant to receive Awards or grants under one portion of the Plan shall not require the Committee to include such Optionee or Participant under other portions of the Plan.

(b) No Option that is intended to qualify as an “incentive stock option” may be granted (x) to any individual that is not an employee of the Company or any parent, subsidiary or affiliate thereof, or (y) to any employee who, at the time of such grant, owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 424(d) of the

Code), shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any parent, subsidiary or affiliate of the Company, unless at the time of such grant, (i) the option price is fixed at not less than 110% of the Fair Market Value (as defined below) of the Shares subject to such Option, determined on the date of the grant, and (ii) the exercise of such Option is prohibited by its terms after the expiration of five (5) years from the date such Option is granted.

3.2  Administration.  The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”) consisting of no fewer than two directors of the Company (the directors of the Company being hereinafter referred to as the “Directors”). The Directors may remove from, add members to, or fill vacancies in the Committee. Each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act and an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code and the regulations thereunder.

Any Award to a member of the Committee shall be on terms consistent with Awards made to other Directors who are not members of the Committee and who are not employees, except where the Award is approved or ratified by the Board of Directors of the Company.

(a) The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan. All actions of the Committee shall be taken by majority vote of its members. The Committee is also authorized, subject to the provisions of the Plan, to make provisions in various Awards pertaining to a “change of control” of the Company and to amend or modify existing Awards.

(b) Subject to the provisions of the Plan, the Committee shall have authority, in its sole discretion, to interpret the provisions of the Plan and any Award thereunder and, subject to the requirements of applicable law, including Rule 16b-3 of the Exchange Act, to prescribe, amend, and rescind rules and regulations relating to the Plan or any Award thereunder as it may deem necessary or advisable. All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its shareholders, Directors and employees, and Plan participants and beneficiaries.

3.3  Designation of Consultants/Liability.  (a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to Section 3.3(a) shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer or former officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it. To the maximum extent permitted by applicable law and to the extent not covered by insurance, each officer or former officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Plan, except to the extent arising out of such officer’s or former officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

ARTICLE 4

OPTIONS

4.1  Grant of Options.  The Committee shall determine, within the limitations of the Plan generally and within the limitations of Section 1.1 specifically, those key officers, employees, consultants, advisors and Directors of the Company or any parent, subsidiary or affiliate of the Company to whom Options are to be granted under the Plan, the number of Shares that may be purchased under each such Option, the option price and other terms of each such Option, and shall designate such Options at the time of the grant as either “incentive stock options” or “nonqualified stock options”; provided, however, that Options granted to employees of an affiliate (that is not also a parent or a subsidiary) or to non-employees of the Company may only be “nonqualified stock options.”

All Options granted pursuant to this Article 4 and Article 6 herein shall be authorized by the Committee and shall be evidenced in writing by share option agreements (“Share Option Agreements”) in such form and containing such terms and conditions as the Committee shall determine that are not inconsistent with the provisions of the Plan, and, with respect to any Share Option Agreement granting Options that are intended to qualify as “incentive stock options,” are not inconsistent with Section 422 of the Code. The granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article 4 and Article 6 herein may hold more than one Option granted pursuant to such Articles at the same time and may hold both “incentive stock options” and “nonqualified stock options” at the same time. To the extent that any Option does not qualify as an “incentive stock option” (whether because of its provisions, the time or manner of its exercise or otherwise) such Option or the portion thereof which does not so qualify shall constitute a separate “nonqualified stock option.”

4.2  Option Price.  Subject to Section 3.1(b), the option exercise price per each Share purchasable under any Option granted under the Plan shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such Share on the date of the grant of such Option.

4.3  Other Provisions.  (a) Options granted pursuant to this Article 4 shall be made in accordance with the terms and provisions of Article 9 hereof and any other applicable terms and provisions of the Plan.

(b) Subject to Section 9.9, the Option exercise price per Share may not be decreased after the Option has been granted, unless otherwise approved by the Company’s stockholders. Notwithstanding the foregoing, the exercise price of such Options shall not be decreased after the date of grant if such action would either cause an amount to be considered “deferred compensation” within the meaning of Code Section 409A that would otherwise not be considered “deferred compensation” or cause an amount to be included in an Award recipient’s income under Code Section 409A.

(c) No Option may be cancelled in exchange for cash at the time the exercise price per Share is greater than the fair market value per Share of the underlying Shares, unless otherwise approved by the Company’s stockholders. Notwithstanding the foregoing, such Options shall not be cancelled in exchange for cash if such action would either cause an amount to be considered “deferred compensation” within the meaning of Code Section 409A that would otherwise not be considered “deferred compensation” or cause an amount to be included in an Award recipient’s income under Code Section 409A.

ARTICLE 5

SHARE APPRECIATION RIGHTS

5.1  Grant and Exercise.  Share appreciation rights may be granted in conjunction with all or part of any Option granted under the Plan provided such rights are granted at the time of the grant of such Option. A “share appreciation right” is a right to receive cash or whole Shares, as provided in this Article 5, in lieu of the purchase of a Share under a related Option. A share appreciation right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, and a share appreciation right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until, and then only to the extent that, the exercise or termination of the related Option exceeds the number of Shares not covered by the share appreciation right. A share appreciation right may be exercised by the holder thereof (the “Holder”), in accordance with Section 5.2 of this Article 5, by giving written notice thereof to the Company and surrendering the applicable portion of the related Option. Upon giving such notice and surrender, the Holder shall be entitled to receive an amount determined in the manner prescribed in Section 5.2 of this Article 5. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related share appreciation rights have been exercised.

5.2  Terms and Conditions.  Share appreciation rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Share appreciation rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of the Plan.

(b) Upon the exercise of a share appreciation right, a Holder shall be entitled to receive up to but no more than an amount in cash or whole Shares equal to the excess of the then Fair Market Value of one Share over the option exercise price per Share specified in the related Option multiplied by the number of Shares in respect of which the share appreciation right shall have been exercised. The Holder shall specify in his written notice of exercise, whether payment shall be made in cash or in whole Shares (unless otherwise provided in the agreement governing the share appreciation right). Each share appreciation right may be exercised only at the time and so long as a related Option, if any, would be exercisable or as otherwise permitted by applicable law. The Committee may provide in the Award agreement relating to a share appreciation right that such share appreciation right will be automatically exercised, without further action required by the holder, on the last day of such share appreciation right’s exercise period if, on such day, the Fair Market Value of the Shares to which such share appreciation right relates exceeds the aggregate grant price of such rights on their date of grant.

(c) Upon the exercise of a share appreciation right, the Option or part thereof to which such share appreciation right is related shall be deemed to have been exercised for the purpose of the limitation of the number of Shares to be issued under the Plan, as set forth in Section 2.1 of the Plan.

(d) With respect to share appreciation rights granted in connection with an Option that is intended to be an “incentive stock option,” the following shall apply:

(i) No share appreciation right shall be transferable by a Holder other than by will or by the laws of descent and distribution, and share appreciation rights shall be exercisable, during the Holder’s lifetime, only by the Holder.

(ii) Share appreciation rights granted in connection with an Option may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the option exercise price at which Shares can be acquired pursuant to the Option.

ARTICLE 6

RELOAD OPTIONS

6.1  Authorization of Reload Options.  Concurrently with the award of any Option (such Option hereinafter referred to as the “Underlying Option”) to any Participant in the Plan, the Committee may grant one or more reload options (each, a “Reload Option”) to such Participant to purchase for cash or Shares (held for at least six (6) months or such other period to avoid accounting charges against the Company’s earnings) a number of Shares as specified below. A Reload Option shall be exercisable for an amount of Shares equal to (i) the number of Shares delivered by the Optionee to the Company to exercise the Underlying Option, and (ii) to the extent authorized by the Committee, the number of Shares used to satisfy any tax withholding requirement incident to the exercise of the Underlying Option, subject to the availability of Shares under the Plan at the time of such exercise. Any Reload Option may provide for the grant, when exercised, of subsequent Reload Options to the extent and upon such terms and conditions consistent with this Article 6, as the Committee in its sole discretion shall specify at or after the time of grant of such Reload Option. Except as otherwise determined by the Committee, a Reload Option will vest and become exercisable six (6) months after the exercise of an Underlying Option or Reload Option whereby the Participant delivers to the Company Shares held by the Optionee for at least six (6) months in payment of the exercise price and/or tax withholding obligations. Notwithstanding the fact that the Underlying Option may be an “incentive stock option,” a Reload Option is not intended to qualify as an “incentive stock option” under Section 422 of the Code. Notwithstanding the foregoing, in no event shall a grant of a Reload Option become effective prior to the date of exercise of the Underlying Option.

6.2  Reload Option Amendment.  Each Share Option Agreement shall state whether the Committee has authorized Reload Options with respect to the Underlying Option. Upon the exercise of an Underlying Option or other Reload Option, the Reload Option will be evidenced by and shall only become effective following an amendment to the underlying Share Option Agreement.

6.3  Reload Option Price.  The option exercise price per each Share purchasable under any Reload Option granted under the Plan shall be determined on the date the Underlying Option is exercised and shall be equal to 100% of the Fair Market Value of a Share on such date of exercise of such Underlying Option.

6.4  Term and Exercise.  Except as otherwise determined by the Committee, each Reload Option vests and is fully exercisable six months after its grant (i.e., six months after the corresponding Underlying Option is exercised). The term of each Reload Option shall be equal to the remaining option term of the Underlying Option.

6.5  Termination of Employment.  No additional Reload Options shall be granted to an Optionee when Options and/or Reload Options are exercised pursuant to the terms of this Plan following termination of the Optionee’s employment unless the Committee, in its sole discretion, shall determine otherwise.

6.6  Applicability of Other Sections.  Except as otherwise provided in this Article 6, the provisions of Article 9 applicable to Options shall apply equally to Reload Options.

ARTICLE 7

SHARE AWARDS

7.1  Grant of Share Purchase Award.  The term “Share Purchase Award” means the right to purchase Shares of the Company and to pay for such Shares through a loan made by the Company to the Participant (a “Purchase Loan”) as set forth in this Article 7. Unless otherwise permitted by law, no executive officer or director of the Company shall be eligible to receive a Share Purchase Award.

7.2  Terms of Purchase Loans.  (a) Purchase Loan. Each Purchase Loan shall be evidenced by a promissory note. The term of the Purchase Loan shall be for a period of years, as determined by the Committee, and the proceeds of the Purchase Loan shall be used exclusively by the Participant for purchase of Shares from the Company at a purchase price equal to the Fair Market Value on the date of the Share Purchase Award.

(b) Interest on Purchase Loan.  A Purchase Loan shall be non-interest bearing or shall bear interest at whatever rate the Committee shall determine (but not in excess of the maximum rate permissible under applicable law), payable in a manner and at such times as the Committee shall determine. Those terms and provisions as the Committee shall determine shall be incorporated into the promissory note evidencing the Purchase Loan.

(c) Pre-payment of Purchase Loan.  A Participant’s Purchase Loan can be prepaid at any time, and from time to time, without penalty.

7.3  Security for Loans.  (a) Stock Power and Pledge. Purchase Loans granted to Participants shall be secured by a pledge of the Shares acquired pursuant to the Share Purchase Award. Such pledge shall be evidenced by a pledge agreement (the “Pledge Agreement”) containing such terms and conditions as the Committee shall determine. The share certificates for the Shares purchased by a Participant pursuant to a Share Purchase Award shall be issued in the Participant’s name, but shall be held by the Company as security for repayment of the Participant’s Purchase Loan together with a stock power executed in blank by the Participant (the execution and delivery of which by the Participant shall be a condition to the issuance of the Share Purchase Award). Unless otherwise determined by the Committee, the Participant shall be entitled to exercise all rights applicable to such Shares, including, but not limited to, the right to vote such Shares and the right to receive dividends and other distributions made with respect to such Shares. When the Purchase Loan and any accrued but unpaid interest thereon has been repaid or otherwise satisfied in full, the Company shall deliver to the Participant the share certificates for the Shares purchased by a Participant under the Share Purchase Award. Purchase Loans shall be recourse or non-recourse with respect to a Participant, as determined by the Committee.

(b) Release and Delivery of Share Certificates During the Term of the Purchase Loan.  The Company shall release and deliver to each Participant certificates for Shares purchased by a Participant pursuant to a Share Purchase Award, in such amounts and on such terms and conditions as the Committee shall determine, which shall be set forth in the Pledge Agreement.

(c) Release and Delivery of Share Certificates Upon Repayment of the Purchase Loan.  The Company shall release and deliver to each Participant certificates for the Shares purchased by the Participant under the Share Purchase Award and then held by the Company, provided the Participant has paid or otherwise satisfied in full the balance of the Purchase Loan and any accrued but unpaid interest thereon. In the event the balance of the Purchase Loan is not repaid, forgiven or otherwise satisfied within 90 days after (i) the date repayment of the Purchase Loan is due (whether in accordance with its term, by reason of acceleration or otherwise), or (ii) such longer time as the Committee, in its discretion, shall provide for repayment or satisfaction, the Company shall retain those Shares then held by the Company in accordance with the Pledge Agreement.

(d) Recourse Purchase Loans.  Notwithstanding Sections 7.3(a), (b) and (c) above, in the case of a recourse Purchase Loan, the Committee may make a Purchase Loan on such terms as it determines, including without limitation, not requiring a pledge of the acquired Shares.

7.4  Termination of Employment.  (a) Termination of Employment by Death, Disability or by the Company Without Cause; Change of Control. In the event of a Participant’s termination of employment by reason of death, “disability” or by the Company without “cause,” or in the event of a “change of control,” the Committee shall have the right (but shall not be required) to forgive the remaining unpaid amount (principal and interest) of the Purchase Loan in whole or in part as of the date of such occurrence. “Change of Control,” “disability” and “cause” shall have the respective meanings as set forth in the promissory note evidencing the Purchase Loan.

(b) Termination of Employment.  Subject to Section 7.4(a) above, in the event of a Participant’s termination of employment for any reason, the Participant shall repay to the Company the entire balance of the Purchase Loan and any accrued but unpaid interest thereon, which amounts shall become immediately due and payable, unless otherwise determined by the Committee.

7.5  Restrictions on Transfer.  No Share Purchase Award or Shares purchased through such an Award and pledged to the Company as collateral security for the Participant’s Purchase Loan (and accrued and unpaid interest thereon) may be otherwise pledged, sold, assigned or transferred (other than by will or by the laws of descent and distribution).

ARTICLE 8

RESTRICTED SHARE AWARDS

8.1  Restricted Share Awards.  (a) A grant of Shares made pursuant to Sections 8.1 and 8.2 is referred to as a “Restricted Share Award.” The Committee may grant to any Participant an amount of Shares in such manner, and subject to such terms and conditions relating to vesting, forfeitability and restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise) as the Committee shall establish (such Shares, “Restricted Shares”). The terms of any Restricted Share Award granted under this Plan shall be set forth in a written agreement (a “Restricted Share Agreement”) which shall contain provisions determined by the Committee and not inconsistent with this Plan. The provisions of Restricted Share Awards need not be the same for each Participant receiving such Awards; provided, however, notwithstanding anything to the contrary to the foregoing contained within this Plan, any Restricted Share Award which is (i) performance-based shall have a minimum restriction period of one (1) calendar year or (ii) tenured (time-based) shall have a minimum restriction period of three (3) calendar years (with ratable vesting of no more than one-third of the aggregate applicable Restricted Share Award per calendar year).

(b) Issuance of Restricted Shares.  As soon as practicable after the date of grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company Shares registered in the name of the Company, as nominee for the Participant, evidencing the Restricted Shares covered by the Award; provided, however, such Shares shall be subject to forfeiture to the Company retroactive to the date of grant if a Restricted Share Agreement delivered to the Participant by the Company with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Restricted Shares covered by Awards under this Article 8 shall be subject to the restrictions, terms and conditions contained in the Plan and the Restricted Share Agreement entered into by and between the Company and the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares shall be held in custody by the Company or its designee.

(c) Shareholder Rights.  Beginning on the date of grant of the Restricted Share Award and subject to execution of the Restricted Share Agreement as provided in Sections 8.1(a) and (b), unless the Restricted Share Agreement provides otherwise, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Restricted Share Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that any Shares distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares and shall be represented by book entry and held as prescribed in Section 8.1(b). Notwithstanding the foregoing, and subject to compliance with Code Section 409A and the Treasury Regulations issued thereunder, the Committee may require that any dividends otherwise payable with respect to a Restricted Share Award shall not be paid currently but shall instead be accumulated and paid upon lapse of the restriction for such Restricted Share Award.

(d) Restriction on Transferability.  None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution), pledged or sold prior to lapse or release of the restrictions applicable thereto.

(e) Delivery of Shares Upon Release of Restrictions.  Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 10.1, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s beneficiary, one or more stock certificates for the appropriate number of Shares, free of all such restrictions, except for any restrictions that may be imposed by law.

8.2  Terms of Restricted Shares.  (a) Forfeiture of Restricted Shares.  Subject to Section 8.2(b), all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company as an employee (or Director, consultant or advisor, as the case may be) until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Restricted Share Agreement. The Committee in its sole discretion, shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award and the Committee has the discretion to modify the terms and conditions of a Restricted Share Award as long as the rights of the Participant are not impaired.

(b) Waiver of Forfeiture Period.  Notwithstanding anything contained in this Article 8 to the contrary, the Committee may, in its sole discretion and subject to the limitations imposed under Code Section 162(m) and the Treasury Regulations thereunder in the case of a Restricted Share Award intended to comply with the performance-based compensation exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth at grant in any Restricted Share Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a change of control arising after the date of an Award) as determined by the Committee in its sole discretion and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate. In no event may the Committee waive the forfeiture period or any other conditions set forth in the grant with respect to an Award intended to comply with Code Section 162(m) in the event of retirement or any other circumstance which would cause the Award to lose its status under Code Section 162(m) as performance-based on grant.

8.3  Other Share-Based Awards.  The Committee is authorized to grant other Share-based awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including but not limited to, Shares awarded purely as a bonus and not subject to any restrictions or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or any parent, subsidiary or affiliate of the Company, share appreciation rights (in tandem with Options), stock equivalent units, and Awards valued by reference to book value of Shares. Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of Shares to be awarded pursuant to or referenced by such Awards, and all other conditions of the Awards; provided, however, that no one Participant may receive an aggregate amount of Shares pursuant to one or a series of related other Share-based award(s) in excess of five percent (5%) of the Shares authorized for grant under this Plan. The cap set forth in the foregoing proviso shall not apply to Shares granted pursuant to one or a series of related other Share-based award(s) which were granted to a Participant in lieu of earned cash compensation. In addition to the foregoing, grants of other Share-based awards may be subject to such conditions, restrictions and contingencies as the Committee may determine which may include, but are not limited to, continuous service with the Company or any parent, subsidiary or affiliate of the Company and/or the achievement of performance goals. Notwithstanding the foregoing, all other Share-based awards granted under this Section 8.3 will be structured so that such Awards either are not “deferred compensation” for purposes of Code Section 409A or comply with Code Section 409A.

8.4  Objective Performance Goals, Formulae or Standards.  If the grant of Restricted Shares or other Share-based awards or the lapse of restrictions or vesting of Restricted Shares or other Share-based awards is based on the attainment of performance goals, the Committee shall establish the performance goals and the applicable vesting percentage of the Restricted Share Award or other Share-based award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Restricted Share Award or other Share-based award that is intended to comply with Section 162(m) of the Code, to the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable performance goals shall be based on one or more of the Performance Criteria set forth in Exhibit A hereto. Other performance goals may be used to the extent such goals satisfy Section 162(m) of the Code or the Award is not intended to satisfy the requirements of Section 162(m) of the Code.

8.5  Annual Limitation on Grants of Shares.  Subject to adjustments pursuant to the provisions of Section 9.9 hereof, the maximum number of Shares subject to specified performance goals intended to satisfy the requirements of Section 162(m) of the Code and in accordance with Section 8.4 hereof that may be granted as Restricted Shares to any employee or subject to any other Share-based awards to any employee during any fiscal year of the Company shall be 4,500,000 Shares.

ARTICLE 9

GENERALLY APPLICABLE PROVISIONS

9.1  Option Period.  Subject to Section 3.1(b), the period for which an Option is exercisable shall be set by the Committee and shall not exceed ten (10) years from the date such Option is granted unless approved by the Company’s stockholders. After the Option is granted, the option period may not be reduced, subject to expiration due to termination of employment.

9.2  Fair Market Value.  If the Shares are listed or admitted to trading on a securities exchange registered under the Exchange Act, the “Fair Market Value” of a Share as of a specified date shall mean the average of the high and low price of the shares for the day immediately preceding the date as of which Fair Market Value is being determined (or if there was no sale on such date, on the last preceding date on which any reported sale occurred) reported on an established securities market (within the meaning of Treasury Regulations Section 1.897-1(m)) on which the Shares are traded. If the Shares are not listed or admitted to trading on any such exchange, Fair Market Value shall be determined by the Committee in its sole discretion using appropriate criteria. An Option shall be considered granted on the date the Committee acts to grant the Option or such later date as the Committee shall specify. Notwithstanding the foregoing, the Fair Market Value of Shares shall, in all events, be determined in accordance with Code Section 409A, and the regulations and other guidance promulgated thereunder.

9.3  Exercise of Options.  Vested Options granted under the Plan shall be exercised by the Optionee thereof (or by his or her executors, administrators, guardian or legal representative, or by a Permitted Assignee, as provided in Sections 9.4, 9.6 and 9.7 hereof) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or by certified check or bank check or wire transfer of immediately available funds, (ii) with the consent of the Committee, unless otherwise prohibited by law, by delivery of a promissory note in favor of the Company upon such terms and conditions as determined by the Committee, (iii) with the consent of Committee, by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), provided that, in the case of a person then subject to Section 16 of the Exchange Act, such Shares have been owned for a period of at least six (6) months, or (iv) if Shares are traded on a national securities exchange, the NASDAQ or quoted on a national quotation system sponsored by the National Association of Securities Dealers, Inc. and the Committee authorizes this method of exercise, through the delivery of irrevocable instructions to a broker approved by the Committee to deliver promptly to the Company an amount equal to the purchase price, or (v) with the consent of the Committee, any combination of (i), (ii), (iii) and (iv). In connection with a tender of previously acquired Shares pursuant to clause (iii) above, the Committee, in its sole discretion, may permit the Optionee to constructively exchange Shares already owned by the Optionee in lieu of actually tendering such Shares to the Company, provided that adequate documentation concerning the ownership of the Shares to be constructively tendered is furnished in a form satisfactory to the Committee. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. The Company shall, subject to Section 10.4 herein, effect the transfer of Shares purchased pursuant to an Option as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. No person exercising an Option shall have any of the rights of a holder of Shares subject to an Option until certificates for such Shares shall have been issued following the exercise of such Option. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

9.4  Non-Transferability.  Except as otherwise specifically provided herein, no Award shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution. All Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Any attempt to transfer any Award, except as specifically provided herein, shall be void, and no such Award shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that an Award (other than (x) an Option that is intended to be an incentive stock option, (y) a share appreciation right covered by Section 5.2(d)(i) and (z) a Restricted Share Award) that is otherwise not transferable pursuant to this Section 9.4 is transferable to a Family Member (defined below) in whole or in part and in such circumstances, and under such conditions as specified by the Committee. An Award that is transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the Award agreement. “Family Member” means any child or spouse of the Participant, or a trust or partnership established for the benefit of the Participant’s spouse or child.

9.5  Termination of Employment.  Unless the Committee otherwise determines, in the event of the termination of employment with the Company or any parent, subsidiary or affiliate of the Company of an Optionee who is an employee or the termination or separation from service with the Company or any parent, subsidiary or affiliate of the Company of an advisor, consultant or a Director (who is an Optionee) for any reason (other than death or disability as provided below), any Option(s) granted to such Optionee (or its Permitted Assignee) under this Plan and not previously exercised or expired, to the extent vested on the date of such termination or separation, shall be exercisable as of such termination for a period not to exceed three (3) months after the date of such termination or separation, provided, however, that in no instance may the term of the Option, as so extended, exceed the lesser of ten (10) years from the date of grant or the original expiration date of the Option.

9.6  Death.  In the event an Optionee dies while employed by the Company or any parent, subsidiary or affiliate of the Company or while serving as a Director, advisor or consultant of the Company or any parent, subsidiary of the Company, as the case may be, any Option(s) held by such Optionee (or its Permitted Assignee) and not previously expired or exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such Optionee or by any person who acquired such Option by bequest or inheritance, or by the Permitted Assignee at any time within one year after the death of the Optionee, unless earlier terminated pursuant to its terms, provided, however, that in no instance may the term of the Option, as so extended, exceed the lesser of ten (10) years from the date of grant or the original expiration date of the Option.

9.7  Disability.  In the event of the termination of employment with the Company or any parent, subsidiary or affiliate of the Company of an Optionee or separation from service with the Company or any parent, subsidiary or affiliate of the Company of an Optionee who is a Director, advisor or consultant of the Company or any parent, subsidiary or affiliate of the Company due to total disability, the Optionee, or his guardian or legal representative, or a Permitted Assignee shall have the unqualified right to exercise any Option that has not expired or been previously exercised and that the Optionee was eligible to exercise as of the first date of total disability (as determined by the Committee), at any time within one year after such termination or separation, unless earlier terminated pursuant to its terms, provided, however, that in no instance may the term of the Option, as so extended, exceed the lesser of ten (10) years from the date of grant or the original expiration date of the Option. The term “total disability” shall, for purposes of this Plan, be defined in the same manner as such term is defined in Section 22(e)(3) of the Code.

9.8  Terms of Grant.  Notwithstanding anything in Section 9.5, 9.6 or 9.7 to the contrary, the Committee may grant an Option under such terms and conditions as may be provided in the Share Option Agreement given to the Optionee and, subject to Section 4.3(b), the Committee has the discretion to modify the terms and conditions of an Option after grant as long as no rights of the Participant are impaired, provided, however, that in no instance may the term of the Option, as so extended, exceed the lesser of ten (10) years from the date of grant or the original expiration date of the Option.

9.9  Adjustments.  To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, extraordinary dividend or other similar distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affecting the Shares with respect to which Awards have been or may be issued under the Plan (any such transaction or event, a “Transaction”), then the Committee shall, in such manner as the Committee deems equitable, (A) adjust (i) the number and type of Shares that thereafter may be made the subject of Awards, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award (any such adjustment, an “Antidilution Adjustment”); provided, in each case, that with respect to “incentive stock options,” no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision (unless otherwise agreed by the Committee and the holder of such option); and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number; or (B) cause any Award outstanding as of the effective date of the Transaction to be cancelled in consideration of a cash payment or alternate Award (whether from the Company or another entity that is a party to the Transaction) or a combination thereof made to the holder of such cancelled Award substantially equivalent in value to the fair market value of such cancelled Award. With respect to each adjustment contemplated by the foregoing sentence, no such adjustment shall be authorized to the extent that such adjustment would cause an Award to violate the provisions of Section 409A of the Code (unless otherwise agreed by the Committee and the holder of such Award). The determination of fair market value shall be made by the Committee in its sole discretion. Any adjustments made by the Committee shall be binding on all Participants. If the Committee determines that an adjustment in accordance with the provisions of this Section 9.9 would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments, if any, that the Committee reasonably determines are consistent with the purposes of the Plan and/or the affected Awards.

9.10  Amendment and Modification of the Plan.  The Compensation Committee of the Board of Directors of the Company may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including without limitation Sections 162(m) and 422 of the Code, or any rule of any stock exchange or quotation system on which Shares are listed or quoted; provided that such Compensation Committee may not amend the Plan, without the approval of the Company’s shareholders, to increase the number of Shares that may be the subject of Options under the Plan (except for adjustments pursuant to Section 9.9 hereof). In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of an Optionee or a Participant (or a Permitted Assignee thereof) under any Award previously granted without such Optionee’s or Participant’s consent.

9.11  Validity of Awards.  The validity of any Award or grant of Options made pursuant to this Plan shall remain in full force and effect and shall not be affected by the compliance or noncompliance with Section 162(m) of the Code or Rule 16b-3 of the Exchange Act.

9.12  Cancellation.  No outstanding Award may be cancelled in exchange for a new Award, unless otherwise approved by the Company’s stockholders. Notwithstanding the foregoing, no Award shall be assumed or substituted under this Plan if such action would cause an Award not otherwise “deferred compensation” within the meaning of Code Section 409 to become or create “deferred compensation” within the meaning of Code Section 409A.

ARTICLE 10

MISCELLANEOUS

10.1  Tax Withholding.  The Company or any parent, subsidiary or affiliate of the Company shall have the right to make all payments or distributions made pursuant to the Plan to an Optionee or Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes as it determines in its discretion are required to be paid as a result of the grant of any Award, exercise of an Option or stock appreciation rights or any other event occurring pursuant to this Plan. The Company or any parent, subsidiary or affiliate of the Company shall have the right to withhold from wages or other payments otherwise payable to such Optionee or Participant (or a Permitted Assignee thereof) such withholding taxes as it determines in its discretion may be required by law, or to otherwise require the Optionee or Participant (or a Permitted Assignee thereof) to pay such withholding taxes. If the Optionee or Participant (or a Permitted Assignee thereof) shall fail to make such tax payments as are required, the Company or any parent, subsidiary or affiliate of the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Optionee or Participant or to take such other action as may be necessary to satisfy such withholding obligations. In satisfaction of the requirement to pay required withholding taxes, the Optionee or Participant (or Permitted Assignee) may make a written election, which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to the Optionee (or Permitted Assignee) pursuant to the Plan, having an aggregate Fair Market Value equal to the required withholding taxes.

10.2  Right of Discharge Reserved.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any employee, Director, consultant, advisor or other individual the right to continue in the employment or service of the Company or any parent, subsidiary or affiliate of the Company or affect any right that the Company or any parent, subsidiary or affiliate of the Company may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such employee, Director, consultant, advisor or other individual at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit with respect to an Award in the event of termination of an employment or other relationship even if the termination is in violation of an obligation of the Company or any parent, subsidiary or affiliate of the Company to the Optionee or Participant.

10.3  Unfunded Plan.  Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company or any parent, subsidiary or affiliate of the Company and any Optionee, Participant or other person. To the extent any Optionee or Participant holds any rights by virtue of any grant or award made under the Plan, such rights shall constitute general unsecured liabilities of the Company or any parent, subsidiary or affiliate of the Company and shall not confer upon any participant any right, title, or interest in any assets of the Company or any parent, subsidiary or affiliate of the Company.

10.4  Legend.  All certificates for Shares delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed or any national securities association system upon whose system the Shares are then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10.5  Listing and Other Conditions.  (a) As long as the Shares are listed on a national securities exchange or system sponsored by a national securities association, the issue of any Shares pursuant to an Award shall be conditioned upon such Shares being listed on such exchange or system. The Company shall have no obligation to deliver such Shares unless and until such Shares are so listed; provided, however, that any delay in the delivery of such Shares shall be based solely on a reasonable business decision and the right to exercise any Option with respect to such Shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to any Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to Shares or Award, and the right to any Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 10.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

(d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

10.6  Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Optionee and Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its sole discretion may permit an Optionee to exercise an Option until ten (10) days prior to such transaction with respect to all vested and exercisable Shares covered thereby and with respect to such number of unvested Shares as the Committee shall determine. In addition, the Committee may provide that any forfeiture provision or Company repurchase option applicable to any Restricted Share Award shall lapse as to such number of Shares as the Committee shall determine, contingent upon the occurrence of the proposed dissolution or liquidation at the time and in the manner contemplated. To the extent an Option has not been previously exercised, the Option shall terminate automatically immediately prior to the consummation of the proposed action. To the extent a forfeiture provision applicable to a Restricted Share Award has not been waived by the Committee, the related Restricted Share Award shall be forfeited automatically immediately prior to the consummation of the proposed action.

10.7  Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

10.8  Gender and Number.  In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as “his or her” and any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural except when otherwise indicated by the context.

10.9  Effective Date of Plan; Termination of Plan.  The Plan shall be effective on the date of the approval of the Plan at a meeting of the Company’s stockholders by the holders of a majority of the shares voting thereon, provided such approval is obtained within twelve (12) months after the date of adoption of the Plan by the Board of Directors. Awards may be granted under the Plan at any time and from time to time after the effective date of the Plan and on or prior to August 21, 2011, on which date the Plan will expire except as to Awards and related share appreciation rights then outstanding under the Plan. Such outstanding Awards and stock appreciation rights shall remain in effect until they have been exercised or terminated, or have otherwise expired.

10.10  Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed for the Company and any parent, subsidiary or affiliate of the Company. Any income or gain realized pursuant to Awards under the Plan and any share appreciation rights constitutes a special incentive payment to the Optionee, Participant or Holder and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any parent, subsidiary or affiliate of the Company, except as may be determined by the Committee or by the Directors or directors of the applicable parent, subsidiary or affiliate of the Company.

10.11  Captions.  The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

10.12  Successors and Assigns.  This Plan shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Company and the Participants.

10.13  Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

10.14  Code Section 409A.  All provisions of this Plan shall be interpreted in a manner consistent with Code Section 409A, and the regulations and other guidance promulgated thereunder. Notwithstanding the preceding, the Company makes no representations concerning the tax consequences of participation in the Plan under Code Section 409A or any other federal, state or local tax law. Tax consequences will depend, in part, upon the application of relevant tax law, including Code Section 409A, to the relevant facts and circumstances. Participant should consult a competent and independent tax advisor regarding the tax consequences of this Plan.

10.15  Clawback.  Notwithstanding anything to the contrary contained herein, an Award agreement may provide that an Award granted thereunder shall be cancelled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any affiliate of the Company or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any affiliate of the Company, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant engages in any activity referred to in the preceding sentence, such Participant will forfeit any gain realized on the vesting or exercise of such Award and/or must repay the gain to the Company.

EXHIBIT A

PERFORMANCE CRITERIA

Subject to the last sentence of Section 8.4 of the Plan, performance goals established for purposes of conditioning the grant of an Award of Restricted Shares or other Share-based awards based on performance or the vesting of performance-based Awards of Restricted Shares shall be based on one or more of the following performance criteria (“Performance Criteria”): (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Company’s Shares and (x) the growth in the value of an investment in the Company’s Shares assuming the reinvestment of dividends. For purposes of item (i) above, “extraordinary items” shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board.

In addition, such Performance Criteria may be based upon the attainment of specified levels of Company (or affiliate, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other real estate investment trusts. To the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for stockholder approval) and Code Section 409A, the Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, AND “FOR” ITEMS 2 AND 3.

Please mark your votes as indicated in this example	☒

		FOR	WITHHOLD	*EXCEPTIONS
		ALL	FOR ALL
1.	ELECTION OF DIRECTORS	☐	☐	☐
Nominees:

01	Daniel A. DeMatteo

02	Michael N. Rosen

03	Edward A. Volkwein
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
*Exceptions

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve the Fourth Amended and Restated GameStop Corp. 2001 Incentive Plan.	☐	☐	☐

3.	Proposal to ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 30, 2010.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐	Will Attend Meeting ☐ YES

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲    FOLD AND DETACH HERE    ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the annual meeting day.

GAMESTOP CORP.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 23, 2009: the Proxy Statement and the accompanying Annual Report to Stockholders are available at http://investor.gamestop.com

INTERNET
http://www.eproxy.com/gme
Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site.
OR

TELEPHONE
1-866-580-9477
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

GAMESTOP CORP.
2009 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder of GAMESTOP CORP., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated May 22, 2009, and hereby appoints R. Richard Fontaine and Daniel A. DeMatteo, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2009 Annual Meeting of Stockholders of the Company, to be held on Tuesday, June 23, 2009, at 1:00 p.m., Central Standard Time, at the Hilton Southlake Town Square, Southlake, TX, and at any adjournments or postponements thereof, and to vote all shares of the Company’s Class A Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
     This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors; FOR the approval of the Fourth Amended and Restated GameStop Corp. 2001 Incentive Plan; FOR the ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company; and as said proxies deem advisable on such other matters as may come before the meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

▲FOLD AND DETACH HERE ▲
You can now access your GAMESTOP CORP. account online.
Access your GAMESTOP CORP. stockholder account online via Investor ServiceDirect® (ISD).
The transfer agent for GAMESTOP CORP. now makes it easy and convenient to get current information on your stockholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.